UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 31, 2011

ELANDIA INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51805	71-0861848
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8200 NW 52nd Terrace, Suite 102

Miami, Florida 33166, USA

(Address of principal executive offices) (Zip Code)

(305) 415-8830

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K dated June 6, 2011 (the “Original Report”) filed by eLandia International Inc. (“eLandia”). The Original Report is being amended by this Form 8-K/A to provide audited financial statements, unaudited interim financial statements and unaudited pro forma condensed consolidated financial statements as required by Item 9.01 of Form 8-K.

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in this Current Report to “eLandia,” the “Company,” “us,” “our” or “we” are to eLandia International Inc.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). These statements usually include the words “may”, “will”, “anticipate”, “believe”, “estimate”, “expect”, “intend” and similar expressions or variations on such expressions. These statements concern, among other things, trends affecting our financial condition or results of operations, the potential for costs savings and synergies that could result from our acquisitions, the potential for growth in areas of our business or current markets and the potential changes in the regulation of telecommunications’ companies and their products.

You should not place undue reliance on these forward-looking statements. These statements reflect our current view of future events and are subject to certain risks and uncertainties as described herein, in our Annual Report on Form 10-K, this Current Report on Form 8-K/A as well as other periodic reports filed with the U.S. Securities and Exchange Commission (“SEC”). Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. These factors include, but are not limited to, the following:

•	General economic conditions, government and regulatory policies and business conditions in the markets served by us;

•	Competitive factors, including pricing pressures, technological developments and our ability to retain market share in the face of competition from existing and new market entrants;

•

The success of business, operating and financing initiatives, the level and timing of growth and profitability of new initiatives, start-up costs associated with entering new markets, costs of equipment and local conditions;

•	Successful integration of acquired operations into our own, including determining and fostering compliance with applicable U.S. laws, including but not limited to the Sarbanes Oxley Act of 2002; and

•

Availability, terms and use of capital, the impact of regulatory and competitive developments on capital markets, the ability to achieve cost savings and realize productivity improvements, and the success of our operations, acquisitions and alliances.

We undertake no obligation, and do not intend, to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize.

2

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously reported, on May 31, 2011, pursuant to a Contribution Agreement, as amended by a First Amendment to Contribution Agreement effective as of December 2, 2010 (collectively, the “Contribution Agreement”), we entered into with Amper, S.A. (“Amper”), Amper acquired 150,745,913 shares of our newly issued common stock, representing approximately 85% of our issued and outstanding shares of common stock after giving effect to the Contribution Agreement transaction. In exchange for the issuance to Amper of such shares of our common stock, Amper contributed to the Company approximately 90% of the outstanding capital stock of Hemisferio Norte Brasil, S.L. (“Hemisferio”). Hemisferio has one wholly-owned direct subsidiary, Hemisferio Sul Participaçoes Ltda. (“Hemisferio Sul”), and two indirect subsidiaries, Medidata Informatica, S.A. (“Medidata”) and XC Comercial e Exportadora Ltda. (“XC”). Hemisferio Sul owns 88.96% of Medidata, and Medidata owns 100% of XC.

Accordingly, as of May 31, 2011, the Contribution Agreement was completed and we acquired all ownership rights, including the authority and power to vote, with respect to the 5,223,517 shares of Hemisferio, and Amper acquired all ownership rights, including the authority and power to vote, with respect to the 150,745,913 shares of our common stock.

Item 9.01	Financial Statements and Exhibits.

3

4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELANDIA INTERNATIONAL INC.

Dated: August 15, 2011	By:	/s/ HARLEY L. ROLLINS
Harley L. Rollins
Chief Executive Officer &
Chief Financial Officer

5

MEDIDATA INFORMÁTICA S.A.

ACCOUNTING STATEMENTS AS OF DECEMBER 31 2010 AND 2009

ACCOMPANIED BY THE REPORT OF THE INDEPENDENT ACCOUNTANTS ON

THE ACCOUNTING STATEMENTS

CONTENTS:

SALVADOR
Av. Tancredo Neves, 1632, Torre Sul, CJ 1301 Caminho das Árvores CEP 41820-020 Salvador - BA Tel +55 71 3113-4530 Fax +55 71 3113-4500

SÀO PAULO
Alameda Ribeiráo Preto 130, CJ 51 Bela Vista CEP 01331-000 Sáo Paulo - SP Tel +55 11 2539-0632 Fax +55 11 2539-0633

RIO DE JANEIRO
Rua do Ouvidor, 60, CJ 701 Centro CEP 20040-030 Rio de Janeiro - RJ Tel +55 21 2221-9243 Fax + 55 21 2221-0032 www.performanceonline.com.br

 LOGO

REPORT OF INDEPENDENT ACCOUNTANTS ON ACCOUNTING STATEMENTS

To the Shareholders and Management of

MEDIDATA INFORMÁTICA S.A.

We have examined the individual and consolidated accounting statements of MEDIDATA INFORMÁTICA S.A. (“Company”), identified as controlling company and consolidated, respectively, which comprise the balance sheet as of December 31, 2010 and respective statements of income, comprehensive income, changes in net equity and cash flows for the year ended on that date, as well as the summary of the main accounting principles and explanatory notes.

Management responsibility over the accounting statements

The Company’s Management is responsible for preparing and appropriately presenting the individual accounting statements in accordance with accounting practices adopted in Brazil, and for the consolidated accounting statements according to the International Financial Reporting Standards (IFRS), issued by the International Accounting Standards Board – IASB, and pursuant to accounting principles adopted in Brazil, as well as for internal controls that same has set out as necessary in order to allow for the preparation of these accounting statements free from material distortions, regardless of whether same are a result of fraud or mistake.

Responsibility of the Independent Accountants

Our responsibility lies in expressing an opinion on these accounting statements based on our auditing conducted in accordance with the Brazilian and international auditing standards. These standards demand that ethical requirements be complied with by auditors and that the auditing be planned and performed with an aim at providing reasonable guarantee that the accounting statements are free from any material distortion.

An audit involves the performance of selected procedures in order to obtain evidence as regards amounts and disclosures shown in the accounting statements. Procedures selected rely on the judgment of the auditor, including the assessment of material distortion risks in the accounting statements, regardless of whether same are a result of fraud or mistake. In that risk assessment, the auditor considers the relevant internal controls for the preparation and appropriate presentation of the Company’s accounting statements, in order to be able to plan the adequate auditing procedures according to the circumstances, but not for the purpose of expressing an opinion on the efficiency of these internal controls. An audit also includes the assessment of the adjustment to accounting practices used and the reasonability of the accounting estimates performed by the management, as well as the assessment of the presentation of the accounting statements as a whole.

We believe that the evidence gathered during our audit is sufficient and appropriate to support our opinion.

Opinion on the individual accounting statements

In our opinion, the abovementioned individual accounting statements appropriately present in all material aspects MEDIDATA INFORMÁTICA S.A. equity situation on December 31, 2010, the performance of operations and cash flows for the year ended on that date, in accordance with the accounting practices adopted in Brazil.

Opinion on the consolidated accounting statements

In our opinion, the abovementioned consolidated accounting statements appropriately present in all material aspects MEDIDATA INFORMÁTICA S.A. equity situation, on December 31, 2010, the consolidated performance of the Company’s operations and cash flows for the year ended on that date, in accordance with the International Financial Reporting Standards (IFRS) issued by the International Accounting Standards Board – IASB and the accounting practices adopted in Brazil.

Emphasis

As described in explanatory note # 2.1, the individual accounting statements were prepared in accordance with the accounting practices adopted in Brazil. In the case of MEDIDATA INFORMÁTICA S.A. these practices differ from the IFRS applicable to separate accounting statements, solely as it refers to the evaluation of investments in controlled companies by the equity method of accounting, while for the purpose of the IFRS it would be cost or fair value.

Rio de Janeiro, April 14, 2011.

PERFORMANCE

AUDITORIA E CONSULTORIA EMPRESARIAL SOCIEDADE SIMPLES

CRC 2BA - 00710/O “S” RJ

/s/ MARCIO ROMULO PEREIRA
MARCIO ROMULO PEREIRA
ACCOUNTANT CRC RJ 07.6774/O-7

MEDIDATA INFORMÁTICA S.A.

Consolidated Balance Sheets

as of December 31, 2010 and 2009

(In thousands of reais)

	Controlling Company		Consolidated
	2010	2009	2010	2009
Assets
Current Assets
Cash and cash equivalents (note 4)	19.858	44.512	20.030	44.817
Receivables from clients (note 5)	59.463	67.951	59.463	67.951
Inventories (note 6)	20.252	19.862	19.297	20.735
Taxes and contributions recoverable	6.114	6.293	6.572	6.916
Other credits	565	1.135	856	1.332

Total current assets	106.252	139.753	106.218	141.751

Non-current assets
Long-term assets
Judicial deposits	740	740	740	740
Related parties (note 7)	32.832	108	32.832	108
Deferred income tax and social contribution (note 8)	15.824	11.548	15.824	11.548
Taxes and contributions recoverable	1.905	3.975	1.905	3.975
Other credits	895	804	895	804

	52.196	17.175	52.196	17.175

Permanent Assets
Investments (note 9)
Shareholding in controlled company	26.384	24.442	—	—
Other	55	55	55	55
Fixed assets (note 10)	2.294	4.186	2.294	4.186

	28.733	28.683	2.349	4.241

Total non-current assets	80.929	45.858	54.545	21.416

Total Assets	187.181	185.611	160.763	163.167

	Controlling Company		Consolidated
	2010	2009	2010	2009
Liabilities
Current Liabilities
Suppliers	19.448	22.152	26.570	29.440
Financing (note 11)	395	1.371	395	1.371
Salaries, provisions and social charges	6.114	7.249	6.117	7.253
Amounts payable to beneficiary parties	—	318	—	318
Interest on equity (note 13)	2.309	—	2.309	—
Dividends payable (note 13)	3.799	3.790	3.799	3.790
Taxes and contributions payable	6.067	7.756	7.391	9.470
Provisions for income tax and social contribution	—	—	204	61
Other	154	151	158	173

Total current liabilities	38.286	42.787	46.943	51.876

Non-current liabilities
Long-term liabilities
Related parties (note 7)	35.075	31.998	—	—
Provision for contingencies (note 12)	25.088	21.648	25.088	21.648
Financing (note 11)	164	559	164	1.024

Total non-current liabilities	60.327	54.205	25.252	22.672

Net Equity (note 13)
Capital	20.915	20.915	20.915	20.915
Capital reserve	7.602	7.602	7.602	7.602
Legal reserve	4.183	4.183	4.183	4.183
Profit reserve	56.498	56.164	56.498	56.164
Equity evaluation reserve	(630)	(245)	(630)	(245)

Total net equity	88.568	88.619	88.568	88.619

Total Liabilities and Net Equity	187.181	185.611	160.763	163.167

The explanatory notes are an integral part of the accounting statements

MEDIDATA INFORMÁTICA S.A.

Consolidated Statements of Income for the years ended

December 31, 2009 and 2010

(In thousands of reais except for basic net income per share)

	Controlling Company		Consolidated
	2010	2009	2010	2009
Net revenue from sales and services	177.105	197.512	177.10	197.512
Cost of products sold and services supplied	(138.250)	(158.516)	(137.860)	(157.969)

Net Income	38.855	38.996	39.245	39.543

Operating Revenues (Expenses)
Commercial expenses	(565)	(267)	(565)	(267)
Administrative and general expenses (note 17)	(35.035)	(29.471)	(35.807)	(29.905)
Depreciation and amortization	(425)	(322)	(425)	(322)
Financial revenues	6.227	5.311	10.690	12.910
Financial Expenses	(5.939)	(15.348)	(7.116)	(16.127)
Result from equity accounting (note 9)	1.942	4.599	—	—
Other operating expenses, net	(861)	(368)	(859)	(369)

Total Operating Revenues (Expenses)	(34.656)	(35.866)	(34.082)	(34.080)

Profit before income tax and social contribution	4.199	3.130	5.163	5.463

Income tax and social contribution (note 8)
Current	(4.037)	(879)	(5.001)	(3.212)
Deferred	4.276	1.178	4.276	1.178

	239	299	(725)	(2.034)

Profit before the remuneration of beneficiary parties	4.438	3.429	4.438	3.429
Remuneration of beneficiary parties (note 17)	(519)	(318)	(519)	(318)

Net income for the year	3.919	3.111	3.919	3.111

Number of capital shares	2.571.040	2.571.040	2.571.040	2.571.040

Interest on equity	3.577	—	3.577	—

Basic net income for the year per share	1,52	1,21	1,52	1,21

The explanatory notes are an integral part of the accounting statements

MEDIDATA INFORMÁTICA S.A

Consolidated Statement of Changes to Net Equity for the year ended on December 31, 2010 and 2009

(In thousands of reais)

	Capital	Capital reserve	Profit reserves		Adjustment to Equity Evaluation	Accumulated Profits	Total
			Legal	Withheld
Initial balances on January 01, 2009	20.915	7.602	4.183	53.904	—	—	86.604

Other comprehensive results	—	—	—	—	(245)	—	(245)
Net income for the year	—	—	—	—	—	3.111	3.111
Use of net income for the year:
Dividends proposed	—	—	—	—	—	(851)	(851)
Recording of reserves	—	—	—	2.260	—	(2.260)	—

Balances on December 31, 2009	20.915	7.602	4.183	56.164	(245)	—	88.619

Other comprehensive results	—	—	—	—	(385)	—	(385)
Net income for the year	—	—	—	—	—	3.919	3.919
Use of net income for the year:
Interest on equity	—	—	—	—	—	(3.576)	(3.576)
Dividends proposed	—	—	—	—	—	(9)	(9)
Recording of reserves	—	—	—	334	—	(334)	—

BALANCES ON DECEMBER 31, 2010	20.915	7.602	4.183	56.498	(630)	—	88.568

The explanatory notes are an integral part of the accounting statements

MEDIDATA INFORMÁTICA S.A.

Consolidated Statements of Cash Flows for the Years ended

December 31, 2010 and 2009

(In thousands of reais)

	Controlling Company		Consolidated
	2010	2009	2010	2009
CASH FLOW OF OPERATING ACTIVITIES
Net income for the year	3.919	3.111	3.919	3.111
Adjustments to net income for the year:
Equity accounting	(1.943)	(4.599)	—	—
Fixed assets write-off	13	69	13	69
Depreciation and amortization	2.359	2.864	2.359	2.864
Deferred income tax and social contribution	(4.276)	(1.178)	(4.276)	(1.178)
Monetary variation	810	324	810	324

Adjusted net income for the year	882	591	2.825	5.190

Reduction (increase) to assets:
Receivables from clients	8.488	70.845	8.488	70.845
Inventories	(390)	(224)	1.438	(748)
Taxes and contributions recoverable	179	7.515	344	8.950
Other current assets	573	(1.710)	479	(1.711)
Related parties	(32.724)	1.270	(32.724)	732
Taxes recoverable and other non-current assets	1.979	(900)	1.979	(901)
Increase (reduction) of liabilities:
Suppliers	1.178	(21.420)	(2.067)	(27.753)
Salaries, social charges and beneficiary parties	(1.135)	(1.298)	(1.136)	(1.294)
Taxes payable	(1.689)	(10.657)	(2.079)	(14.786)
Provisions for contingencies	3.440	(587)	3.440	(587)
Provision for income tax and social contribution	—	(8.373)	143	(8.493)
Other current liabilities	3	(1.488)	(15)	(1.468)

Resources from (used in) operating activities	(19.216)	33.564	(18.885)	27.976

CASH FLOW FROM INVESTMENTS
Addition to fixed assets	(481)	(1.003)	(481)	(1.003)

Resources used for Investments	(481)	(1.003)	(481)	(1.003)

CASH FLOW FROM FINANCING ACTIVITIES
Financing payments	(1.371)	(1.591)	(1.835)	(1.774)
Payment of dividends and interest on equity	(3.586)	(7.132)	(3.586)	(7.132)

Resources used in financing activities	(4.957)	(8.723)	(5.421)	(8.906)

INCREASE (REDUCTION) OF CASH AND CASH EQUIVALENTS	(24.654)	23.838	(24.787)	18.067
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE YEAR	44.512	20.674	44.817	26.750

CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR	19.858	44.512	20.030	44.817

The explanatory notes are an integral part of the accounting statements

MEDIDATA INFORMÁTICA S.A.

Management Explanatory Notes to the Accounting Statements

as of December 31, 2010 and 2009

(Amounts expressed in thousands of reais)

1. Operating Context

Medidata Informática S.A., a company located in the city of Rio de Janeiro, was incorporated on October 14, 1976 and its corporate purpose is the trade of electronic data processing equipment and systems, rental of equipment and software, as well as the supply of consulting, technical and maintenance services.

The Company performs in the segment of information technology services and resale of products. Assets, liabilities, revenues and costs were determined on the basis of operations carried out mainly in Brazil.

On December 31, 2010, the Company and its controlled company had a staff of 201 employees.

2. Presentation of accounting statements

The accounting statements were prepared and are presented herein in accordance with accounting practices adopted in Brazil, pursuant to Corporate Law and other provisions included in Law # 11.638/07, as well as accounting standards and procedures issued by the CPC - Brazilian equivalent to the U. S. Financial Accounting Standards Board, which comply with the International Financial Reporting Standards issued by IASB – International Accounting Standards Board.

The issue of the accounting statements was approved by the Management on April 14, 2011.

2.1 – Individual accounting statements

The Company’s individual accounting statements were prepared in accordance with practices set out by the CPC.

These practices diverge from the IFRS ones applicable to separated accounting statements insofar as it refers to the evaluation of investments, in which, in the CPC, the controlled companies are assessed by the equity accounting method, while for the purpose of the IFRS same would be assessed by cost or fair value. However there is no discrepancy as to net equity and the consolidated result presented and net equity or the controlling company result in the individual accounting statements of the latter. Thus the consolidated accounting statements and the individual one of the controlling company are shown in one sole set of financial statements.

2.2 – Consolidated accounting statements

The so-called consolidated accounting statements include Medidata Informática S.A. accounting statements and those of its controlled company XC Comercial e Exportadora Ltda., and were prepared for the years ended on 12/31/10 and 12/31/09, and opening balance sheet as of January 01, 2009. The accounting statements comply with the International Financial Reporting Standards (IFRS) issued by the International Accounting Standards Board (IASB) and with the CPCs issued by the Brazilian equivalent to the U. S. Financial Accounting Standards Board.

The consolidated accounting statements were prepared in compliance with the consolidation principles provided for the Brazilian corporate law. The process of consolidation of the equity and income (loss) accounts correspond to the addition of the balances of assets, liabilities, revenues and expenses accounts, according to the type of same, deducted from the main exclusions that follow:

•	Shareholdings, reserves and accumulated profits (losses) maintained between the companies, being worthy of pointing out that there are no shareholdings between same;

•	Balances of current accounts and other included in assets and/or liabilities maintained between the companies, whose balance sheets were consolidated; and,

•	Effects on the income (loss) arising from material operations carried out between the companies.

2.3 – Comprehensive statements of income (loss)

The individual and consolidated comprehensive statements of income (loss) for the year are shown below:

	Controlling Company		Consolidated
	2010	2009	2010	2009
Net income for the year	3,919	3,111	3,919	3,111
Other comprehensive results:
Gains (losses) in financial assets used for hedge	(385)	(245)	(385)	(245)

Comprehensive result for the year	3,534	2,866	3,534	2,866

2.4 – Initial adherence to the CPCs

The enactment of Laws #11.638/07 and #11.941/09 adopted for joint-stock companies, the process of convergence to international accounting standards, with the issue by the CPC and approval by the Brazilian accounting regulatory bodies, of several accounting statements, interpretations and guidance, in two stages as follows: the first stage, developed and applied in 2008, and the second with the issue, in 2009, of technical statements by the CPC, with mandatory adherence in 2010, and with retroactive effect for 2009 for the purpose of comparison.

According to CPC Technical Statement 37 – Initial adoption of International Financial Reporting Standards (IFRS), CPCs were implemented retroactively to January 1, 2009. The Company made adjustments to the accounting statements for the year ended December 31, 2009 and to the opening balance sheet as of January 1, 2009, in order to allow for comparison between the years presented.

These are the very first accounting statements fully prepared in accordance with the CPCs. The main accounting practices described in explanatory note # 3 were used for drafting the accounting statements for the year ended December 31, 2010, the comparative accounting statements for the year ended December 31, 2009 and the opening balance sheet as of January 1, 2009 (date of written record).

In order to make a better presentation of the accounting statements, the Company and its controlled company reclassified some of the balances published as regards the balance sheets as of 12/31/08 (opening balance as of 01/01/09) and 12/31/09 and the 2009 result, without affecting however the quality of the information presented.

Description	Before changes arising from Before changes arising from the CPCs	Changes arising from the Changes arising from CPCs (1)	Adjusted net equity as of January 01, Net Equity adjusted on January 1, 2009	Result for the year adjusted Income for the year adjusted on 12.31.2009
Net income on 12/31/08	94,904	(8,300)	86,604	—
Income (loss) for the year ended 12/31/09	3,404	(293)	—	3,111

(1)	Description of the main adjustment arising from the adoption of the new accounting statements that affected the Company’s accounting statements:

The Company studied the CPC 25 - Provisions, Contingent Liabilities and Contingent Assets (IAS 37), purpose of which is to establish that the appropriate recognition criteria and measurement basis be applied to provisions and contingent liabilities and assets, and that sufficient information be disclosed on the explanatory notes in order to allow for users to understand the nature, opportunity and value of same. The contingent liabilities may develop in a manner initially unexpected. That is the reason why same are periodically assessed to determine whether the outflow of resources that add economical benefits became probable. Contingent liability is: (a) a possible obligation resulting from past events, and existence of which will only be confirmed by the occurrence, or not, of one or more uncertain future events that are not fully under the control of the entity; or (b) a current obligation resulting from past events, but not recognized because: (i) it is not likely that an outflow of resources that add economical benefits be required for liquidating an obligation; or (ii) the amount of the obligation cannot be measured with sufficient reliability.

In the event that it is likely that an outflow of resources that add future economical benefits will be required for one item previously treated as a contingent liability, the provision should be recognized in the accounting statements for the period in which the change to the estimate of the probability takes place. The Company’s Management, based on a reasonable estimate as to the assessment of the probability, adjusted to take into consideration changes to circumstances and analysis, since it is likely that an outflow of resources that add future economical benefits will be required for one item previously treated as a contingent liability, decided that the provision should be recognized in the accounting statements for the period in which the change to the estimate of the likelihood takes place. Thus the Company made a provision for a contingency in an amount deemed sufficient to cover estimated losses from labor-related suits based on the change to the assessment of the probability, according to note 12.

(2)	Reclassifications: pursuant to the new accounting statements reclassifications on the Company’s accounting statements were made as follows:

•	Judicial deposits associated with probable contingencies and previously recorded as reductions to the respective provisions were reclassified to non-current assets in the amount of R$740.

3. Summary of the main accounting practices

The accounting statements were prepared pursuant to accounting standards adopted in Brazil, as summarized below:

a.	Determination of Income (controlling company and consolidated)

The operating income is determined on the accrual basis of accounting.

Sales revenues are recognized as products (hardware and software) upon delivered of same, together with revenues from services directly binding to the sales, which include mainly installation and customization service fees.

The amounts invoiced, which include services to be rendered on a later date, are recorded as early invoicing (clients’ reducing account) and the revenue is recorded to Company’s income as services are rendered.

Revenues arising from the supply of maintenance, consulting, training and other services are recognized throughout the validity of the respective agreements.

b.	Cash and cash equivalents (controlling company and consolidated)

Cash and cash equivalents relate to money in cashier, bank deposits and short-term financial investments recorded at cost plus earnings, bearing irrelevant risk of changes to the market value of same.

Financial investments are classified as securities for negotiation, measured at fair value by way of income. These financial investments are recorded at par value, plus profits until the date of the closing of the year, not exceeding market value.

c.	Receivables from clients (controlling company)

Receivables from clients represent the amounts receivable from the sale of products and services rendered by the Company. The amounts receivable are recorded at fair value, deducted from loss estimates to cover occasional losses at the realization of same.

The provision for doubtful receivables is made in an amount deemed sufficient to cover occasional losses at the realization of these credits. The amount of the estimate of losses for doubtful receivables is prepared on the basis of past default experience.

d.	Inventories (controlling company and consolidated)

Inventories are stated at the average purchasing cost, which does not exceed replacement cost, net of provisions to reflect realization values, where applicable.

e.	Taxes and contributions recoverable (controlling company and consolidated)

These are stated at the original value recoverable on the ordinary course of operations and represent tax credits associated with withheld federal and state taxes.

f.	Deferred income tax and social contribution (controlling company)

These are represented by the provisions of income tax and social contribution, calculated on the basis of the rates in force, on the balance of temporary differences.

g.	Judicial deposits (controlling company)

Judicial deposits are made to carry on with the judicial disputes and are not being restated. These are shown under assets expected to have favorable decisions on issues for the Company.

h.	Other current and non-current assets (controlling company and consolidated)

The other assets are shown at realization value including profits and monetary variations, where applicable.

i.	Investments (controlling company)

The shareholding in the controlled company is assessed according to the equity accounting method. Dividends received from that shareholding are recorded as a reduction to the amount of the investments.

j.	Fixed assets (controlling company)

Fixed assets are shown at acquisition cost deducted from accumulated depreciations. Depreciation is recorded on the basis of the straight method of accounting at the rates mentioned in Note 9, which take into account the economical useful life of the assets.

Pursuant to CPC-27 and ICPC 10, the Company used the historical cost deducted from the respective depreciations as deemed cost, since there is no material difference between the book value and the fair value of fixed assets.

A provision for adjustment to impairment is required when the amounts recorded on the accounting exceed the future generation of cash of the good sold. The Company’s Management deemed that provision not to be required.

k.	Suppliers (controlling company and consolidated)

These are shown as obligations payable for goods and services acquired on the normal course of businesses, and are classified as current liabilities if the payment is due over the normal course of the businesses for up to 12 months. After that period of time, same are shown under non-current liabilities. Amounts are recognized at fair value and in practice accounts payable are normally recognized by the amount shown on the corresponding bill of sale or invoice.

I.	Financing (controlling company)

Financing refer to financing leasing operations, which materially transfer risks and benefits inherent to the ownership of the goods leased to the Company, and are capitalized by the market value of the good leased or at present value of future payments, the smaller of the two. Financial expenses are recorded directly to income (loss) and goods capitalized are depreciated in accordance with the useful economical life of same.

m.	Current and non-current liabilities (controlling company and consolidated)

These are shown at known values or in amounts possible to be calculated, plus corresponding charges and monetary variation, where applicable.

n.	Contingencies (controlling company)

The company is a party in judicial and administrative proceedings. Provisions are made for all contingencies associated with judicial suits for which it is likely that resources will be used to settle the contingency/liability and a reasonable estimate can be made. The assessment of likelihood of loss include the assessment of evidence available, hierarchy of laws, former court decisions available, the most recent court decisions, and the relevance of same as far as procedural law is concerned, as well as the assessment of external lawyers. Provisions are reviewed and adjusted to consider changes in circumstances such as the applicable limitation period, conclusions from tax inspections, or additional exposures identified on the basis of new court issues or decisions.

o.	Income tax and social contribution (controlling company and consolidated)

These are calculated and recorded on the basis of tax rates and criteria in force on the date the accounting statements are drawn up. The Company and its controlled company adopted the real profit method of accounting, where income tax is calculated based on the 15% rate plus 10% on the portion of the profit exceeding R$ 240 thousand a year, or R$ 20 thousand a month. Social contribution on net income is calculated on the basis of a 9% rate.

p.	Dividends (controlling company)

The Company’s Management proposal for the distribution of dividends considers that the portion equivalent to the minimum mandatory dividend is recorded as liabilities under the account “Dividends payable” since it is considered as a legal obligation provided for in the Company’s Bylaws. According to accounting principles adopted in Brazil, dividends are recognized at the end of the year, even where dividends have not been officially declared, and will take place in the subsequent year. According to Technical Interpretation ICPC 08, dividends are only provisioned when the legal obligation is established, and is generally recognized when the payment of dividends is discussed and voted on.

q.	Recognition of sales revenue (controlling company and consolidated)

Sales revenue is shown net of taxes and discounts levied on same. Sales taxes are recognized when sales are invoiced, and discounts on sales when known. Product sales revenues are recognized where the value of the sale is measurable in a reliable manner, the Company does no longer have the control over the good sold, or any other responsibility associated to the ownership of same, the cost that have been or will be incurred as regards the transaction can be measured in a reliable way, it is likely that benefits will be received by the Company, and the risks and benefits of goods were fully transferred to the buyer.

r.	Basic income per share (controlling company and consolidated)

The calculation of the basic income per share is made by way of dividing the profit or loss for the year by the average weighted number of shares available during the year.

s.	Estimates (controlling company and consolidated)

The preparation of accounting statements in accordance with accounting practices adopted in Brazil require that the Company’s Management and its controlled company use judgment for determining and recording accounting estimates. Assets and liabilities subject to estimates and assumptions include the measurement of financial instruments, provision for asset losses, risk assessment in contingencies, provisions for income tax and social contribution, in addition to other similar evaluations. The liquidation of transactions involving estimates may result in different amounts from those estimated, due to inaccuracies inherent to the processes used for determining same. The Company and its controlled company review estimates and assumptions annually.

4. Cash and cash equivalents (controlling company and consolidated)

On December 31, 2010 and 2009, financial investments are materially represented by investments in Bank Deposit Certificates –CDBs of first line banks, free for redemption and evaluated at market value, as shown below:

	Controlling Company		Consolidated
	2010	2009	2010	2009
Post-fixed CDB binding to the variation of the CDI	16,698	41,092	16,698	41,092

Banks current account	3,160	3,420	3,332	3,725

Total	19,858	44,512	20,030	44,817

5. Receivables from clients (controlling company)

	2010	2009
Receivables from clients	61,653	68,916
Provision for doubtful receivables	(2,190)	(965)

Net	59,463	67,951

In 2010 the Company made a provision for doubtful receivables in the amount of R$ 1,225 (R$ 887 in 2009), recorded under other operating expenses.

6. Inventories (controlling company and consolidated)

	Controlling Company		Consolidated
	2010	2009	2010	2009
Products for resale	8,885	7,474	9,092	8,347
Technical paperwork and software	1,551	2,783	1,551	2,783
Demo products	1,964	3,842	1,964	3,842
Maintenance parts	5,191	5,801	5,191	5,801
Other	1,727	1,602	1,727	1,602
Cost to appropriate	8,137	5,337	6,975	5,337
Provision for adjustment to realization value	(7,203)	(6,977)	(7,203)	(6,977)

Total	20,252	19,862	19,297	20,735

The Company adopts the practice of using a provision for obsolescence-related losses in the total amount of the inventory items that have not moved for more than one year; in 2010 the amount of R$ 226 (R$ 1,454 in 2009) was provisioned.

7. Related parties (controlling company and consolidated)

The transactions with related parties were carried out under conditions deemed by the Company’s Management to be compatible with those of the market on the dates of the operations, and are shown below:

	Controlling Company		Consolidated
	2010	2009	2010	2009
Non-current assets
Contract for the supply of services and equipment (a)
Desca Holding LLC	10,129	—	10,129	—
Amounts receivable
Hemisfério Sul Participações Ltda.	—	108	—	108
Loan (b)
Amper S.A.	22,703	—	22,703	—

	32,832	108	32,832	108

Non-current liabilities
Suppliers

XC Comercial e Exportadora Ltda.	35,075	31,998	—	—

Cost of Products
XC Comercial Exportadora Ltda.	42,143	42,980	—	—

	42,506	43,144	588	164

(a)	Services and Equipment Supply Contracts

In September 2010, pursuant to decisions made at the Special General Meeting - AGE, shareholders approved the trade of products and services by way of agreements for the supply of equipment and services, signed by the Company with its indirectly controlled company eLandia International Inc., and with the associated company Desca Holding, LLC. Desca will hire and forward the supply orders in the amount of R$ 12.587, equivalent to U$S 6.9 million from the Company, who on the other hand will hire “eLandia” for the acquisition of these equipment and services with the supplier Cisco, for the amount of R$ 10,129, equivalent to US$ 5.9 million, for direct delivery to Desca’s final customers.

In September 2010, the Company remitted R$ 10,129, equivalent to approximately U$$ 5.9 million, as prepayment to suppliers, to its indirectly controlled company eLandia International Inc., with the purpose of making the supply of equipment and services to Desca Holding LLC customer feasible, as described above.

The agreement for the supply of equipment and services entered into on September 16, 2010 between the Company and Desca, provides that the Company, upon acceptance by Desca, and thus with the conclusion of the supply of equipment and services, has the right to receive installments as described below:

Date	Contract	Maturity Date	Amount (R$)
09/16/2010	1	11/30/2010	2,668
09/16/2010	2	12/31/2010	604
09/16/2010	3	12/31/2010	1,555
09/16/2010	4	1/31/2011	2,355
09/16/2010	5	1/31/2011	1,534
09/16/2010	6	1/31/2011	954
09/16/2010	7	1/31/2011	1,760
09/16/2010	8	2/28/2011	1,156

Total			12,586

Some provisions in these agreements determine that in the event of delay in the payment of the services hired, the Company can order the termination of these services and request from the associated company Desca a 2% (two percent) fine, plus 1% (one percent) arrears interest a month or fraction of a month.

The maturity dates of these installments previously anticipated as shown above were all extended, without the application of fines or interest, to March 31, 2011. On February 14, 2011, with the conclusion of the equipment delivery and acceptance by Desca, the Company issued invoices 2011-5001/5002 and 5003, in the amount of R$ 12,586, maintaining the same maturity term agreed, or March 31, 2011.

To this date the Company has not received any amount associated with these agreements.

(b)	Loans

Refer to loans granted by the Company to its indirectly controlled company Amper S.A., as detailed below:

Date of the Agreement	Interest Rates	Maturity Date	Amount in R$
(a) 05/21/2010	Libor+ 3% a.y.	8/30/2011	9,278
(b) 12/23/2010	Libor + 3% a.y.	8/30/2011	13,425

			22,703

(a)

In a meeting of the Board of Directors held on May 21, 2010 the board members voted on the granting of credit in the amount of R$ 9,051, equivalent to US$ 5,000 (five million dollars) to Amper S.A. (Company’s controlled company), which was transferred on May

21, and June 21, 2010, in the amounts of R$ 4,986 and R$ 4,065, respectively, with maturity dates anticipated for December 30, 2010. In a Special General Meeting held on December 21, 2010, shareholders discussed and voted on the renewal of that credit in the amount of R$ 9,278, by way of an amendment to that contract, and the maturity date was agreed to August 30, 2011.

(b)	The Special General Meeting held on December 21, 2010 discussed and voted on the granting of credit in the amount of R$ 13,365, equivalent to € 6.000 (six million euros) to Amper S.A (Company’s controlled company). During that same Extraordinary General Meeting shareholders discussed and approved that, in the event that the settling of the loans does not take place on the date agreed, or August 30, 2011, the Company will proceed with the distribution of dividends, on August 30, 2011, in an amount equivalent to U$$ 14,600 (fourteen million and six hundred thousand dollars).

8. Deferred income tax and social contribution (controlling company and consolidated)

The 25% income tax rate and 9% social contribution together result in a total rate of 34%. The conciliation between the amount recorded to income and the amount resulting from the levy of that rate on income before these taxes is summarized below:

	Controlling		company
Consolidated	2010	2009	2010	2009
Income before taxes and beneficiary parties	4,438	3,429	4,438	3,429
Rate	34%	34%	34%	34%

	(1,509)	(1,165)	(1,509)	(1,165)
Effects (34%) arising from:
Interest on equity	1,216	—	1,216	—
Equity accounting	660	1,564	—	—
Other permanent differences	(128)	(100)	(432)	(869)

Income tax and social contribution in income (loss)	239	299	(725)	(2,034)

The Company recorded on December 31, 2010 tax credits in the amount of R$15,824 (R$11,548 in 2009) and in the consolidated, R$15,824 (R$11,548 in 2009) associated with deferred income tax and social contribution, calculated exclusively on temporary differences associated basically with provisions for tax and labor-related contingencies, obsolescence and sales commissions. The Company’s Management, based on its business plan, understands that the Company will generate taxable income, in the future, sufficient to compensate the existing tax credits.

The Company does not have tax credits on tax losses and social contribution negative bases.

9. Investment

The shareholding in the controlled company XC Comercial Exportadora Ltda. is shown below:

	2010	2009
Invested company data:
Capital	2,067	2,067
Net Equity	26,388	24,445
Income for the year	1,943	4,600
Investor data:
Shareholding in total capital	99.99	99.99
Participation in voting capital	99.99	99.99
Number of quotas:	2,067,049	2,067,049
Equity accounting	1,942	4,599
Investment balance	26,384	24,442
Movement of the investment
Balance on December 31, 2008		19,843
Equity accounting - 2009		4,599

Balance on December 31, 2009		24,442
Equity accounting - 2010		1,942

Balance on December 31, 2010		26,384

The other investments are basically represented by tax incentives and securities net of the respective provisions for loss.

10. Fixed assets (controlling company)

	Facilities, furniture and fixtures	Data processing equipment	Vehicles	Application and software	Other	Total
Depreciation rate	10%	20%	20%	20%

Cost:
On December 31, 2009	2,348	12,052	955	1,993	1,069	18,417
Additions	19	349	—	113	—	481
Reductions	(1)	(72)	(673)	—	—	(746)

On December 31, 2010	2,366	12,329	282	2,106	1,069	18,152

Accumulated depreciation:
On December 31, 2009	(2,137)	(9,021)	(851)	(1,163)	(1,059)	[14,231)
Additions	(99)	(1,986)	(52)	(221)	(1)	(2,359)

Reductions	—	59	673	—	—	732

On December 31, 2010	(2,236)	(10,948)	(230)	(1,384)	(1,060)	(15,858)

Balances:

On December 31, 2009	211	3,031	104	830	10	4,186

On December 31, 2010	130	1,381	52	722	9	2,294

On December 31, 2010, the account “data processing equipment” include goods acquired by way of financial leasing in the amount of R$7,636 (2009 – R$7,636), accumulated depreciation of which in 2010 amounts to R$7,280 (2009 – R$5,910).

11. Financing (controlling company)

On December 31, 2010 and 2009, the balance of leasing financing comprises what follows:

	2010
	Current Liabilities	Non- Current	Maturity/ Paid	Charges
Equipment acquisition	161	—	March 2011	11.29% a.y.
Equipment acquisition	83	—	May 2011	11.29% a.y.
Equipment acquisition	151	164	January 2013	11.29% a.y

Total Leasing	395	164

	2009
	Current Liabilities	Non- Current	Maturity/ Paid	Charges
Equipment acquisition	377	—	December 2010	11.29% a.y.
Equipment acquisition	643	160	March 2011	11.29% a.y.
Equipment acquisition	200	83	May 2011	11.29% a.y.
Equipment acquisition	151	316	January 2013	11.29% a.y.

Total Leasing	1,371	559

Financing operations with Safra Leasing S.A. were carried out for the acquisition of data processing equipment, contracted in December 2007 and April, June and August 2008 respectively, by the original amount of R$1,132 and R$ 1,926, R$599 and R$681, and are guaranteed by promissory notes in the amount of R$1,132 and R$ 1,926, R$599 and R$681, respectively, grantor of which is the controlled company XC Comercial Exportadora Ltda. The accounting values of the equipment acquired by way of financial leasing, net of accumulated depreciation, amount to R$31 (2009 - R$377), R$214 (2009 - R$803), R$100 (2009 - R$283), R$328 (2009 - R$467), respectively, on December 31, 2010.

12. Provision for Contingencies (controlling company)

Likely Contingencies

The contingent liabilities arising from litigations or notices by the inspection entities are assessed by the Company’s Management based on the individual analysis of these proceedings based on the opinion of the company’s lawyers and legal consultants. Those considered as probable losses are provisioned in the accounting statements, and those considered as possible loss, provided that they are material, are disclosed in the explanatory notes. Based on information received from the Company’s legal consultants and on the analysis of pending judicial demands, the management provisioned an amount deemed sufficient to cover estimated losses with the ongoing suites. The movement of contingencies in 2010 was as follows:

	12/31/09	Additions	Write-offs/ Reversal	12/31/10
Tax	1,861	788	(63)	2,586
Labor	19,787	2,715	—	22,502

Total	21,648	3,503	(63)	25,088

On December 31, 2010 there are binding judicial deposits in the amount of R$733 for tax-related proceedings, and R$7 for labor-related proceedings.

13. Net equity

a) Capital

On December 31, 2010 and 2009, capital is represented by 2,571,040 nominative common shares, with no par value, fully paid up.

On December 31, 2010, the Company was controlled by Hemisfério Sul Participções Ltda. (88.96% of total capital). Hemisfério Sul Participações Ltda. is fully controlled by Hemisfério Norte S.A., headquartered in Madrid, Spain, who on the other hand is controlled by the Spanish Group AMPER.

On March 31, 2011, eLandia International Inc. concluded the acquisition of 67.61% of the total capital of Medidata Informática S/A. Hemisfério Sul Participações Ltda. is fully controlled by Hemisfério Norte Brasil S.A., headquartered in Madrid, Spain, who on the other hand is controlled by eLandia International Inc. and by the Spanish group AMPER. The acquisition will allow for eLandia International Inc. to carry on with the strategy of expanding its technological solutions and services in Latin-America, with a focus on Finances and Telecommunications of large companies and Government sectors.

b) Legal Reserve

Legal reserve was constituted at the rate of 5% of net income determined in each year until reaching the limit of 20% of capital, as provided for in corporate legislation, as in previous years.

c) Dividends and interest on equity

Pursuant to the Company’s Bylaws, shareholders are entitled to the minimum mandatory dividend of 25% of net income for the year, which is calculated in compliance with the provisions of Corporate Law, proposed and provisioned (in excess of the minimum amount) as interest on equity at the closing of the period, since it represents a Company obligation to its shareholders.

The distribution of profits proposed at the closing of the year is shown below:

	2010		2009
	Amount	%	Amount	%
Net income for the year	3,919	100.00	3,111	100.00

Dividends			851	25.00
Interest on equity	3,577	80.26	—	—
Withheld income tax on interest on equity – 15%	(537)	(12.05)	—	—

Total – Net	3,040	68.21	851	25.00

In 2010, the Company’s management proposed the distribution of interest on equity in the amount of R$ 3,577, and the amount of R$ 537 was withholding income tax calculated at the rate of 15%. In compliance with the legislation in force, interest on equity was recorded as counterpart to financial expenses. However, for the purpose of presentation of the financial statements, same were reverted from income to accumulated profits, given that they represent an actual profit distribution. The tax benefit resulting from the use of the expenses with interest on equity at the determination of taxable income was equivalent to R$ 1,216.

d) Equity evaluation adjustment

Represented by non-realized gains from operations used for cash flow hedging (the valuation and/or devaluation of the actual hedge portion is recorded as counterpart of a specific net equity account until the maturity date of the corresponding operation), according to note 15.

14. Financial Instruments

a) Classification and valuation of financial instruments

The Company and its controlled company maintain operations with non-derivative financial instruments. The management of these instruments is performed by way of operating strategies and internal controls with a view at guaranteeing liquidity, profitability and safety.

Non-derivative financial instruments include financial investments, accounts receivable and other receivables, cash, cash equivalents, loans and financing, as well as accounts payable and other debts. The classification depends on the purpose to which the financial instruments were acquired. The management sets out the classification of the Company’s financial instruments at the initial recognition and measured same as follows:

Financial instruments at fair value by way of income (loss):

Financial instruments are assigned at fair value by way of income (loss), if the Company manages these investments and makes decisions regarding purchase and sale on the basis of the fair value of same, according to the investment and risk management strategy adopted by the Company.

Financial instruments at fair value by way of income (loss) are measured by the fair value, and fluctuations of same are recognized in income (loss). The Company’s financial investments are classified under that category.

Loans and receivables:

These are non-derivative financial assets with fixed or determinable payments not quoted in an active market, except for: (a) those that the entity intends to sell immediately or in the short term, which should be classified as assets maintained for negotiation, and those that the entity at the initial recognition classifies as measured at fair value by way of income (loss); (b) those that the entity classifies at the initial recognition as available for sale; or (c) those, holder of which may not materially recover the initial investment, for a reason other than credit deterioration, which will be classified as available for sale. The Company’s receivables from clients are classified under that category.

The other financial instruments are recognized at the book value of same, close to market value. However, since these instruments do not have an active market, there may be material variations if the Company and its controlled company need that realization of same be performed early.

15. Financial risk management

The Company’s financial performance and that of its controlled company relies on the management’s ability to efficiently understand and control the risks same are exposed to in the normal course of its businesses. These risks comprise mainly liquidation and credit risks.

Liquidation risk – is the risk that the Company might not have the resources required to liquidate its obligations on the maturity date of same. The management controls this risk aligning the commitments as much as possible with the resources available and/or receivables in periods similar to maturity dates.

Since the Company’s operations as well as those of its controlled company include basically the import of equipment for resale to clients in Brazil, there is a need to carry out hedge operations, in such a way as to avoid and/or minimize the Company’s exchange exposure.

The Company and its controlled company maintain the practice of buying future dollars for the purpose of hedging its position sold in dollars due to the import of equipment inherent to its activity.

On December 31, 2010, these operations had maturity dates concentrated in February 2011, being the latest one due in March 31, 2011.

The accounting recognition of these operations is always carried out at the end of each month, due to the non-conformity between the future dollar purpose of the contract, and the market dollar, according to the official rate of that currency, pursuant to the rate (PTAX) disclosed by the Brazilian Central Bank.

The accounting records show that there are open positions of suppliers abroad in the amount of U$$ 5.9 MM, and there are also orders for equipment already sold and still not recorded, due to the fact that the Company has not yet received the corresponding invoices, in the approximate amount of U$$3.4 MM, amounting to an exchange risk of U$$9.3 MM, a position that is fully hedged by the aforementioned future dollar purchase operations.

Since these operations are carried out to finance imports, these future dollar purchases are made almost one by one, with estimated maturity dates, with an aim at matching the dates for paying the suppliers. In view of the procedures adopted, on December 31, the Company was not exposed to any material losses or gains based on the exchange exposure of same on that date

Credit risk – The Company is subject to credit risk due to the materiality of its accounts receivable and the financial investments in its total assets. The management controls that risk by way of analyzing its clients’ credit and diversifying its investments with different institutions, since the management understands that based on the quality of the economic profile of its counterparts in these operations, the likelihood of not realizing these assets is remote.

c) Derivatives

The Company and its controlled company do not have any financial investments in derivatives for the purpose of speculation, or any other risk assets in 2010 and 2009.

16. Management compensation

The Management key personnel include the main executives and officers, comprising 8 professionals. The Company paid to these professionals total compensations associated with salaries, bonuses and variable remuneration in the amount of R$ 4,113, on December 31, 2010 (2009 - R$ 4,926). The Company does not have payments based on stock or other long-term benefits,

17. Other information

The administrative expenses account in the statement of income, includes expenses with employees, social charges and benefits in the total amount of R$15,076 (2009 – R$ll,353). In compliance with the Company’s Bylaws, two beneficiary parties were issued in favor of Company’s executives, in force until October 2010, whose compensation set out in a General Meeting is limited to an amount equivalent to 10% of net income for each year.

18. Subsequent events

a) Corporate change

It is under negotiation without a final date for being concluded, the eLandia International Inc. operation for acquiring the 79.7% shareholding of Medidata Informática S/A in Hemisfério Norte do Brasil Ltda., a company located in Spain, being that the latter holds 100% of the voting capital of Hemisfério Sul Participações Ltda., a major shareholder with 88.96% of Medidata Informatica S/A. shares. Once concluded, that acquisition will make Amper S/A, the holding and controlling party of the Amper Group, located in Spain, the holder of 85.0% of eLandia International Inc. shares.

b) Loans between related parties

The Company’s Special General Meeting held on April 08, 2011, discussed and voted on the granting of a credit in the amount of R$ 9,564, equivalent to US$ 6,000 (six million dollars) to eLandia International Inc., transferred on April 14, 2011, which will be restated by the London Interbank Offered Rate (LIBOR), plus 3% interest a year, with maturity date anticipated to December 31, 2011.

* * * * * *

[Logo]

INDEPENDENT AUDITORS ‘REPORT

Rio de Janeiro (RJ), January 29th, 2010.

To the Shareholders and Management of Medidata Informática S.A.

1. We have audited the consolidated financial statements of Medidata Informática S.A., consisting of consolidated balance sheets raised on December 31st, 2009 and 2008, and the related consolidated statements of income, changes in net worth and cash flows for the years then ended and the summary of significant accounting policies and other explanatory notes, all expressed in Reais, currency of presentation of consolidated financial statements of Medidata Informática S.A., according to International Accounting Standards (IFRS).

Liability of the Management in the Financial Statements

2. The Management is responsible for the preparation and presentation of these consolidated financial statements according to International Accounting Standards (IFRS). This responsibility includes: designing, implementing and maintaining internal controls relevant to the preparation and presentation of financial statements to obtain reasonable assurance as to determine the consolidated financial statements are free of material misstatement, whether by fraud or error, selecting and applying appropriate accounting policies, and apply reasonable accounting estimates under the circumstances.

Auditor’s Responsibility

3. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with the International Standards on Auditing. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance as to determine the consolidated financial statements are free of material misstatement.

4. An audit involves performing procedures to obtain evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s trial, even with regard to risk assessment of the relevant error in the financial statements as a result of fraud or error. By making these risk assessments, the auditor considers the internal control regarding the appropriate preparation and presentation of the financial statements of the auditee in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the internal controls of the auditee. The audit also includes assessing the accuracy of the practices and the reasonableness of significant accounting estimates adopted by the Management of Medidata Informática S.A., and the presentation of financial statements as a whole.

5. We believe that the audit evidence we obtained is sufficient and appropriate to provide a reasonable basis for our opinion.

Opinion

6. In our opinion, these consolidated financial statements fairly present, in all material respects, the consolidated financial position of Medidata Informática S.A. on December 31st, 2009 and 2008, the consolidated results of its operations, changes in net worth and its consolidated cash flows for the years then ended in accordance with International Accounting Standards (IFRS) as issued by the International Accounting Standards Board.

PERFORMANCE

AUDITORIA E CONSULTORIA EMPRESARIAL S/S

CRC (Regional Accounting Council) 2BA (Bahia) – 00710/O “S” RJ (Rio de Janeiro)

[Signature]

JOSÉ RENATO MENDONÇA
PARTNER IN CHARGE
ACCOUNTANT CRC 1BA 9.749-0/9 “S” RJ

[Signature]

MÁRCIO ROMULO PEREIRA
OFFICER IN CHARGE
ACCOUNTANT CRC RJ 07.6774/O-7

MEDIDATA INFORMÁTICA S.A.

Consolidated Balance Sheets

As of December 31, 2009 and 2008

(In thousands of Brazilian reais - R$)

	2009	2008
Assets
Noncurrent
Property, plant and equipment	4,186	6,117
Investments	55	55
Deferred income tax and social contribution	11,548	10,370
Recoverable taxes	4,039	3,113
Related parties	108	840
Escrow deposits	740	765

Total noncurrent assets	20,676	21,260

Current
Recoverable taxes	6,451	15,401
Inventories	15,398	14,650
Trade accounts receivable	67,951	138,796
Short-term investments	41,092	1,046
Cash and cash equivalents	3,725	25,704
Other	7,134	5,423

Total current assets	141,751	201,020

Total assets	162,427	222,280

	2009	2008
Liabilities and Shareholders’ Equity
Shareholders’ equity
Capital	20,915	20,915
Capital reserves	7,602	7,602
Earnings reserves	4,183	4,183
Retained earnings	70,490	68,475

Total shareholders’ equity	103,190	101,175

Noncurrent liabilities
Reserve for contingencies	6,337	6,924
Financing	1,024	2,590

Total noncurrent liabilities	7,361	9,514

Current liabilities
Suppliers	29,440	57,193
Financing	1,371	1,578
Payroll, provisions and related taxes	7,253	4,694
Payables to beneficiaries	318	3,260
Interest on capital	—	6,281
Dividends payable	3,790	2,939
Taxes payable	9,470	24,256
Provision for income tax and social contribution	61	8,554
Other	173	2,836
Total current liabilities	51,876	111,591

Total liabilities and shareholders’ equity	162,427	222,280

The accompanying notes are an integral part of these financial statements

MEDIDATA INFORMATICA S.A.

Consolidated Statements of Results of Operations

for the Years Ended December 31, 2009 and 2008

(In thousands of Brazilian reais - R$, except earnings per share)

	2009	2008
Net revenue from sales	132,346	215,230
Net revenue from services	65,166	87,211

Total net revenue	197,512	302,441
Cost of sales and services	(157,969)	(236,020)
Gross profit	39,543	66,421

Operating expenses
Selling, general and administrative expenses	(30,812)	(32,907)
Other operating expenses, net	(369)	(342)

	(31,181)	(33,249)

Operating profit	8,362	33,172
Financial revenue	12,910	21,309
Financial expenses	(16,372)	(10,163)

Income before income tax and social contribution	4,900	44,318

Income tax and social contribution
Current	(3,212)	(16,799)
Deferred	1,178	1,823

	(2,034)	(14,976)

Net income for the year	2,866	29,342

Net income per share	1.11	11.41

The accompanying notes are an integral part of these financial statements

MEDIDATA INFORMÁTICA S.A.

Consolidated Statements of Changes in Shareholders’ Equity for the

Years Ended December 31, 2009 and 2008

(In thousands of Brazilian reais - R$)

		Restricted Reserves
	Capital	Capital reserve	Earnings reserve Legal	Retained earnings	Total
BALANCES AS OF DECEMBER 31, 2007	20,915	7,602	4,183	46,603	79,303

Net income for the year				29,342	29,342
Net income allocation:
Dividends (R$1.13 per share)				(2,939)	(2,939)
Interest on capital (R$1.76 per share)				(4,531)	(4,531)
BALANCES AS OF DECEMBER 31, 2008	20,915	7,602	4,183	68,475	101,175

Net income for the year				2,866	2,866
Net income allocation:
Dividends (R$0.32 per share)				(851)	(851)

BALANCES AS OF DECEMBER 31, 2009	20,915	7,602	4,183	70,490	103,190

The accompanying notes are an integral part of these financial statements

MEDIDATA INFORMÁTICA S.A.

Consolidated Statements of Cash Flows

for the Years Ended December 31, 2009 and 2008

(In thousands of Brazilian reais - R$)

	2009	2008
CASH FLOW FROM OPERATING ACTIVITIES
Net income for the year	2.866	29.342
Adjustments to net income for the year:
Write-offs of property, plant and equipment	69	3
Depreciation	2.864	2.514
Deferred income tax and social contribution	(1.178)	(1.823)
Inflation adjustment		(118)

Adjusted net income for the year	4.621	29.918
Decrease (increase) in assets:
Trade accounts receivable	70.845	(43.364)
Inventories	(748)	(711)
Recoverable taxes	8.950	(3.782)
Other current assets	(1.711)	(2.164)
Related parties	732	(840)
Recoverable taxes and other noncurrent assets	(901)
Increase (decrease) in liabilities:
Suppliers	(27,753)	17,459
Payroll, related taxes and beneficiaries	(383)	1,351
Taxes payable	(14,786)	8,074
Reserve for contingencies	(587)	1,937
Provision for income tax and social contribution	(8,493)	7,281
Dividends payable	851
Other current liabilities	(2,663)	1,446

Funds provided by (used in) operating activities	27,974	16.605

CASH FLOWS FROM INVESTMENT ACTIVITIES
Additions of assets to property, plant and equipment	(1,002)	(1,097)

Funds used in investment activities	(1,002)	(1,097)

CASH FLOWS FROM FINANCING ACTIVITIES
Financing		6,847
Repayment of loans	(1,773)	(22,963)
Payment of dividends and interest on capital	(7,132)	(6,790)

Funds provided by (used in) financing activities	(8.905)	(22,906)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	18,067	(7,398)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	26,750	34,148

CASH AND CASH EQUIVALENTS AT END OF YEAR	44,817	26,750

The accompanying notes are an integral part of these financial statements

MEDIDATA INFORMÁTICA S.A.

Notes to the Consolidated Accounting Statements

for the years ended December 31, 2009 and 2008

(In thousands of reais)

1.	OPERATING CONTEXT

Medidata Informática S.A., located in the city of Rio de Janeiro, at Rua Rodrigo de Brito, 13 – Botafogo, was founded on October 14, 1976 and its corporate purpose is the trade of electronic data processing equipment and systems, as well as the supply of consulting, technical and maintenance services.

The Company performs in the segment of information technology services and products resale. Assets, liabilities, revenues and costs were determined on the basis of operations carried out mainly in Brazil.

On December 31, 2009, the Company and its controlled company had a staff of 219 employees.

2.	PRESENTATION OF ACCOUNTING STATEMENTS

The Company keeps its accounting and tax books and records in local currency (reais - R$), in the Portuguese language and pursuant to accounting standards adopted in Brazil.

3.	MAIN ACCOUNTING STANDARDS

The accounting statements were prepared according to International Financial Reporting Statement (IFRS), as published by International Accounting Standards Board (IASB), complying with the main accounting practices that follow:

a)	Determination of Income

The operating income is determined on the accrual basis of accounting. Sales revenues are reported at the delivery of products (hardware and software), together with revenues from services directly associated with sales, which include mainly deployment and customization service fees. In some negotiations service supply agreements are signed, but validity of same is shorter than one year.

The amounts invoiced, which include services to be rendered on a later date are recorded as early invoicing (clients’ reducing account - this account is deducted from an asset account) and the revenue is recorded to Company’s income as services are rendered.

Revenues arising from the supply of maintenance, consulting, training and other services are recognized throughout the validity of the respective agreements of same.

b)	Current and non-current assets

Cash and cash equivalents relate to bank balances and short-term financial investments recorded at cost plus earnings, and do not exceed market value.

Inventories are stated at the average purchasing cost, which should not exceed replacement cost, net of provisions to reflect realization values, where applicable.

Other assets are stated at realization value, including where applicable earnings and monetary variations earned.

The provision for doubtful receivables was made in an amount deemed sufficient to cover probable losses at the realization of accounts receivable from clients.

c)	Investments and fixed assets

Recorded at acquisition cost, together with the aspects that follow:

Fixed assets depreciation is calculated on the straight-line method of accounting at the rates mentioned on Note 4, and take into consideration the economic useful life of the assets.

The financial leasing operations, which largely transfer to the Company risks and benefits inherent to the ownership of the asset leased, are capitalized at the market value of the asset leased or at the present value of future payments, the smaller of the two. Financial expenses are recorded directly to income and capitalized assets are depreciated in accordance with the economic useful life of same.

A provision for adjusting to the value of recoverability of the cost of the asset (impairment) is required when the amounts recorded in accounting are larger than the future cash generation of said asset. Based on its business plan, the Company Management judged unnecessary to make a provision of that kind.

d)	Current and non-current liabilities

These are recorded at values known or possible to be calculated plus the corresponding charges and monetary variations incurred, where applicable.

Financing refers to equipment leasing contracts, maturity of which shall fall due in 2010, 2011, 2012 and 2013.

e)	Estimates

In preparing the accounting statements, the use of estimates is required for recording certain assets, liabilities and transactions. Thus, the Company and its controlled company’s accounting statements comprise several estimates regarding the useful life of fixed assets, provisions for asset losses, risk assessment in contingencies and other similar assessments. The actual results could differ from these estimates.

f)	Consolidated accounting statements

The consolidated accounting statements were prepared pursuant to consolidation accounting principles and in accordance with the International Financial Reporting Standards (IFRS) and include the financial statements of Medidata Informática S.A. and its fully controlled company XC Comercial Exportadora Ltda.

The consolidation process of the equity accounts and income accounts correspond to the addition of the balances of the asset accounts, liabilities, revenues and expenses according to the type of same, deducted from the main eliminations that follow:

•	Shareholdings, accumulated reserves and income maintained between the companies, being worthy of pointing out that there are no cross ownerships;

•	The balances of current accounts and other asset and/or liability accounts maintained between the companies, balance sheets of which were consolidated; and

•	Effects on income arising from material transactions carried out between the companies.

4.	FIXED ASSETS

	Facilities furniture and fixtures	Data processing equipment	Vehicles	Applications and software	Other	Total
Depreciation rate	10%	20%	20%	20%	33.33%
Cost:
On December 31, 2008	2,336	11,800	1,060	1,292	1,069	17,557
Plus	12	271	19	701	—	1,003
Less	—	(19)	(124)	—	—	(143)

	2,348	12,052	955	1,993	1,069	18,417

On December 31, 2009
Accumulated depreciation:
On December 31, 2008	(2,032)	(6,632)	(740)	(1,000)	(1,036)	(11,440)
Plus	(105)	(2,400)	(174)	(163)	(23)	(2,864)
Less	—	11	63	—	—	74

On December 31, 2009	(2,137)	(9,021)	(851)	(1,163)	(1,059)	(14,230)

Balances:
On December 31, 2008	304	5,168	320	292	33	6,117

On December 31, 2009	211	3,031	104	830	10	4,186

On December 31, 2009, the data processing equipment account includes assets acquired by way of financial leasing in the amount of R$7,636 (2008 – R$7,636), accumulated depreciation of which amounts to R$5,910 (2008 – R$3,880).

5.	BALANCES AND TRANSACTIONS WITH RELATED PARTIES

	2009	2008
ASSETS
Hemisfério Sul Participações Ltda.	108	840

COST OF PRODUCTS AND SERVICES SOLD
Amper do Brasil Telecomunicações Ltda.	164	588

The transactions with related parties were carried out under conditions deemed by the Company’s Management to be compatible with those of the market on the dates of the operations, and are mainly associated with the acquisition of products for resale and the supply of services.

6.	TAX AND SOCIAL CONTRIBUTION ON NET INCOME

Taxes on income comprise the income tax at the rate of 25% and social contribution at the rate of 9%, resulting in a 34% composite. The conciliation between the amount recorded to income and the amount resulting from the use of that rate on income before these taxes can be summarized as follows:

	2009	2008
Income before income tax and social contribution	4,582	44,264
Rate	34%	34%

	(1,558)	(15,050)
Effects (34%) of:
Interest on equity	—	1,540
Beneficiary parties	(108)	(1,127)
Other permanent differences	(368)	(339)

Income Tax and Social Contribution	(2,034)	(14,976)

The Company recorded on December 31, 2009 tax credits in the amount of R$11,548 (R$10,370 in 2008) relating to deferred income tax and social contribution on temporary differences (provisions, commissions, contingencies etc.). The management, based on its business plan, understands that the Company will generate enough taxable profits in the future to offset the existing tax credits.

The movement of deferred income tax and social contribution was as follows:

	2009	2008
Balances at the beginning of the year	10,370	8,547
Actual	(5,825)	(4,125)
Constitutions	7,003	5,948

Balances at the end of the year	11,548	10,370

7.	INVENTORY

	2009	2008
Products for resale	8,347	10,157
Technical paperwork and software for resale	2,783	3,272
Products being demonstrated	3,842	1,023
Spare parts	5,801	3,959
Other	1,602	1,762
Provision for adjustment to realization value	(6,977)	(5,523)

Total	15,398	14,650

8.	ACCOUNTS RECEIVABLE FROM CLIENTS

	2009	2008
Accounts receivable from clients	68,916	138,874
Provision for doubtful receivables	(965)	(78)

Net	67,951	138,796

9.	FINANCIAL INVESTMENTS

On December 31, 2009 and 2008, financial investments are materially represented by investments in Bank Deposit Certificates (CDB) and investment funds managed by first line banks, free for redemption, and assessed at market value.

	2009	2008
Fix-income securities (CDB), indexed to the variation of Interbank Deposit Certificates (CDI)	41,092	1,046

Total	41,092	1,046

10.	NET EQUITY

a)	Capital

On December 31, 2009 and 2008, capital is represented by 2,571,040 nominative common shares, with no par value, fully paid up.

The Company is currently controlled by Hemisfério Sul Participações Ltda. (88.96% of total capital). Hemisfério Sul Participações Ltda. is fully controlled by Hemisfério Norte S.A., whose main office is located in Madrid, Spain, which on its hand is controlled by the Spanish group AMPER.

b)	Legal reserve

Legal reserve is computed at a rate of 5% of the net income determined in each year, until it reaches the limit provided for by corporate legislation of 20% of the capital, which took place in previous years.

c)	Dividends and interest on equity

Pursuant to the Company’s Bylaws, shareholders are entitled to a minimum mandatory dividend of 25% of net income for the year, which is calculated in accordance with the provisions of Corporate Law, proposed and provisioned (above the minimum amount) as interest on equity by the management, at the end of the year, since it is a Company obligation to its shareholders.

The distribution of income effectively proposed at the end of the year is shown below:

	2008
	Amount	%
Net income for the year	24,812	100.00

Interest on equity	4,530	18.30
Income tax withheld on interest on equity – 15%	(679)	(2.75)

Total – net	3,851	15.55

In 2008, the Company’s management proposed the distribution of interest on equity in the amount of R$4,530, with income tax withheld in the amount of R$679 calculated at the rate of 15%. In compliance with the legislation in force, interest on equity was recorded as a counterpart of financial expenses. However for the purpose of presenting the financial statement, same were reverted from income to accumulated profits, since they represent the actual distribution of income. The tax benefit arising from the use of that expense with interest on equity at the determination of taxable income was equivalent to R$1,540. In 2009, the Company’s management did not propose the distribution of interest on equity.

11.	PROVISION FOR CONTINGENCIES

a)	Probable contingencies:

The Company makes a provision for contingencies based on the individual analysis of these processes, on the basis of the opinion by Company’s lawyers and legal consultants. The Company has provisioned for all proceedings classified as a risk of probable loss, which it considers sufficient to cover for any eventual losses of lawsuits.

The accounting statements contemplate provisions for contingencies on December 31, 2009, in the total amount of R$8,546 (2008 - R$8,222), basically referring to tax-related and labor-related suits, based on the opinion of external legal consultants.

The movement of contingencies in 2009 was as follows:

	12/31/08	Additions	Write-offs/ Reversal	12/31/09
Tax	2,508	117	(764)	1,861
Labor	5,714	2,269	(1,298)	6,685

Total	8,222	2,386	(1,925)	8,546

On December 31, 2009 there are deposits in court bound to the ongoing lawsuits in the amount of R$733 for tax proceedings and R$7 for labor-related lawsuits.

The tax charges determined and paid for, as well as the income tax returns and the accounting and tax records are subject to the review by tax authorities and eventual additional entries during variable prescriptive periods.

12.	FINANCING OPERATIONS

On December 31, 2009 and 2008, the balances of financing operations comprise what follows:

	2009
	Current Liabilities	Non- Current	Maturity/ Payment	Charges
Equipment acquisition	377	—	December 2010	11.29% a.a.
Equipment acquisition	643	160	March 2011	11.29% a.a.
Equipment acquisition	200	83	May 2011	11.29% a.a.
Equipment acquisition	151	316	January 2013	11.29% a.a.

Total Leasing	1,371	559

FUNDAP-SOCIAL (XC)	—	466	December 2010	1% a.a.

TOTAL	1,371	1,025

	2008
	Current Liabilities	Non- Current	Maturity/ Payment	Charges
Equipment acquisition	6	—	June 2009	11.29% a.a.
Equipment acquisition	201	—	September 2009	11.29% a.a.
Equipment acquisition	377	377	December 2010	11.29% a.a.
Equipment acquisition	643	815	March 2011	11.29% a.a.
Equipment acquisition	200	283	May 2011	11.29% a.a.
Equipment acquisition	151	467	January 2013	11.29% a.a.

Total Leasing	1,578	1,942

FUNDAP-SOCIAL (XC)	—	648	December 2009	1% a.a.

TOTAL	1,578	2,590

On December 31, 2009, the balance of the financing with Banco de Desenvolvimento do Espírito Santo S.A. – BANDES relate to 8% of the value of the sale of goods arising from the import operations, with a choice for using resources in the fund for the financing of micro and small companies and social projects – FUNDAP-SOCIAL.

13.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

The Company’s financial performance relies on the management ability to efficiently understand and control the risks it is exposed to in the normal course of its businesses. These risks comprise mainly the liquidation and credit risks.

a)	Liquidation risk – is the risk that the Company does not have the resources required to liquidate its obligations on the maturity date of same. The management controls this risk aligning the commitments as much as possible with the resources available and/or receivable in periods close to maturity dates.

b)	Credit risk – The Company is subject to credit risk due to the materiality of its accounts receivable and the financial investments in its total assets. The management controls that risk by way of analyzing its clients’ credit and diversifying its investments with different institutions, since management understands that based on the quality of the economic profile of its counterparts in these operations, the possibility of not realizing these assets is remote.

Since the Company’s operations as well as those of its controlled company include basically the import of equipment for resale to clients in Brazil, there is a need to carry out hedge operations, in such a way as to avoid and/or minimize the Company’s exchange exposure.

The Company and its controlled company maintain the practice of buying future dollars for the purpose of hedging its position sold in dollars due to the import of equipment inherent to its activity.

On December 31, 2009, a good part of these operations had maturity dates concentrated in February 2009, being the latest one due in April 2009.

The accounting recognition of these operations is always made at the end of each month, due to the non-conformity between the future dollar, purpose of the contract, and the market dollar, according to the official rate of that currency, pursuant to the rate (PTAX BACEN) disclosed by the Brazilian Central Bank.

The accounting records show that there are open positions of suppliers abroad in the amount of U$$ 4,9 MM, and there are also orders for equipment already sold still not recorded, due to the fact that the Company has not received the corresponding invoices yet, in the approximate amount of U$$2,5 MM, amounting to an exchange risk of U$$7,4 MM, a position that is fully hedged by the aforementioned future dollar purchase operations.

Since these operations are made to finance imports, these future dollar purchases are made almost one by one, with estimated maturity dates, with an aim at matching the dates for paying the suppliers.

The company does not have any financial instruments for the purpose of speculation.

14.	BUSINESSES AND SALES BY GEOGRAPHIC AREA

The Company performs in the segment of service supply and resale of information technology products. Assets, liabilities, revenues and expenses were calculated on transactions carried out mainly in Brazil.

15.	OTHER INFORMATION

The general and administrative expenses account in the statement of income, includes expenses with employees, social charges, benefits and the compensation of beneficiary parties in the total amount of R$11,353 (2008 – R$11,924).

In compliance with the Company’s Bylaws, two beneficiary parties were issued in favor of Company’s executives, in force until March 2010, whose compensation, set out in a General Meeting is limited to an amount equivalent to 10% of net income for each year, in accordance with the legislation in force.

*            *             *

MEDIDATA INFORMÁTICA S.A.

FINANCIAL STATEMENTS AS OF MARCH 31, 2011

ACCOMPANIED BY THE REPORT OF THE INDEPENDENT ACCOUNTANTS’

SALVADOR
Av. Tancredo Neves, 1632, Torre Sul, CJ 1301
Caminho das Árvores CEP 41820-020 Salvador - BA
Tel +55 71 3113-4530 Fax +55 71 3113-4500

SÁO PAULO
Alameda Ribeirão Preto 130, CJ 51
Bela Vista CEP 01331-000 São Paulo - SP
Tel +55 11 2539-0632 Fax +55 11 2539-0633

RIO DE JANEIRO
Rua do Ouvidor, 60, CJ 701
Centro CEP 20040-030 Rio de Janeiro - RJ
Tel +55 21 2221-9243 Fax + 55 21 2221-0032

www.performanceonline.com.br

INDEPENDENT ACCOUNTANTS’ REPORT ON THE REVIEW OF INTERIM INFORMATION

To the Shareholders and Management of:

MEDIDATA INFOMATICA S.A.

Introduction

We have reviewed the condensed consolidated balance sheet of Medidata Informatica S.A. as of March 31, 2011 and respective condensed consolidated statements of income, of changes in net equity and of cash flows for the quarter ended on that date, including the summary of all material accounting practices and other explanatory notes. The Company’s Management is responsible for preparing and appropriately presenting the consolidated accounting statements in accordance with the International Financial Reporting Standards (IFRS) issued by the International Accounting Standards Board - IASB and the accounting practices adopted in Brazil.

Scope of the review

We have conducted our review according to the Brazilian and international review standards (NBC TR 2410 - Review of Interim Information Performed by the Entity’s Auditor and ISRE 2410 - Review of Interim Financial Information Performed by the Independent Auditor of the Entity, respectively). A review of interim information includes questioning mainly those individuals responsible for financial and accounting matters, and applying analytical procedures, as well as other review procedures. The scope of such a review is significantly smaller than that of an audit performed in accordance with audit standards, and thus did not allow us to be sure that we have been made aware of all material matters that would be identified in an audit. Hence we have not expressed an audit opinion.

Conclusion

Based on our review, we are not aware of any facts that might lead us to believe that the condensed consolidated interim information does not fairly represent, in all material aspects, the equity and financial position of Medidata Informatica S.A., on March 31, 2011, the performance of operations and cash flows of same on that date, in accordance with the International Financial Reporting Standards (IFRS) issued by the International Accounting Standards Board - IASB and the accounting practices adopted in Brazil.

Rio de Janeiro, June 17, 2011.

PERFORMANCE AUDITORIA /E CONSULTORIA EMPRESARIAL S/S

CRC 2BA - 00710/O “S” RJ

/S/ MARCIO ROMULO PEREIRA
MARCIO ROMULO PEREIRA
ACCOUNTANT CRC RJ 07.6774/O-7

MEDIDATA INFORMÁTICA S.A.

Condensed Consolidated Balance Sheets

as of March 31, 2011 and December 31, 2010

(In thousands of reais)

	03.31.11	12.31.10
Assets
Current Assets
Cash and cash equivalents (note 4)	31.970	20.030
Receivables from clients	36.363	59.463
Inventories (note 5)	21.881	19.297
Taxes and contributions recoverable	5.544	6.572
Other credits	1.066	856

Total current assets	96.824	106.218

Non-current assets
Judicial deposits	740	740
Related parties (note 6)	35.490	32.832
Deferred income tax and social contribution (note 7)	14.109	15.824
Taxes and contributions recoverable	1.920	1.905
Other credits	895	895

	53.154	52.196

Permanent
Investments	55	55
Fixed assets (note 8)	1.815	2.294

	1.870	2.349

Total non-current assets	55.024	54.545

Total Assets	151.848	160.763

	03.31.11	12.31.10
Liabilities and Net Equity
Current Liabilities
Suppliers	19.829	26.570
Financing	185	395
Salaries, provisions and social charges	3.759	6.117
Interest on equity	2.309	2.309
Dividends payable	3.506	3.799
Taxes and contributions payable	2.450	7.391
Provisions for income tax and social contribution	906	204
Other	159	158

Total current liabilities	33.103	46.943

Non-current liabilities
Provision for contingencies (note 9)	24.499	25.088
Financing	635	164

Total non-current liabilities	25.134	25.252

Net Equity (note 10)
Capital	20.915	20.915
Capital reserve	7.602	7.602
Legal reserve	4.183	4.183
Profit reserve	61.556	56.498
Equity evaluation reserve	(645)	(630)

Total net equity	93.611	88.568

Total Liabilities and Net Equity	151.848	160.763

The explanatory notes are an integral part of the financial statements

MEDIDATA INFORMÁTICA S.A.

Condensed Consolidated Statements of Income for the three months ended

March 31, 2011 and 2010

(In thousands of reais except for basic net income per share)

	03.31.11	03.31.10
Net revenue from sales and services	47.530	50.822
Cost of products sold and services supplied	(35.910)	(36.843)

Net income	11.620	13.979

Operating (expenses) revenues
Commercial expenses	(41)	(132)
Administrative and general expenses	(6.450)	(7.450)
Depreciation and amortization	(117)	(68)
Other operating revenues	719	108

	(5.889)	(7.542)

Financial result	1.948	1.273

Profit before income tax and social contribution	7.679	7.710

Income tax and social contribution (note 7)
Current	(906)	(1.873)
Deferred	(1.715)	(714)

	(2.621)	(2.587)

Net income for the period and year	5.058	5.123

Number of capital shares	2.571.040	2.571.040

Basic net income for the period and year per share	1,97	1,99

The explanatory notes are an integral part of the financial statements

MEDIDATA INFORMÁTICA S.A

Condensed Consolidated Statement of Changes to Net Equity for the period and year ended

March 31, 2011 and December 31, 2010

(In thousands of reais)

	Capital	Capital reserve	Profit reserves		Adjustment to Equity Evaluation	Accumulated Profits	Total
			Legal	Withheld
Initial balances on January 01, 2010	20.915	7.602	4.183	56.164	(245)	—	88.619

Other comprehensive results	—	—	—	—	(385)	—	(385)
Net income for the year	—	—	—	—	—	3.919	3.919
Use of net income for the year:
Interest on equity	—	—	—	—	—	(3.576)	(3.576)
Dividends proposed	—	—	—	—	—	(9)	(9)
Recording of reserves	—	—	—	334	—	(334)	—

BALANCES ON DECEMBER 31, 2010	20.915	7.602	4.183	56.498	(630)	—	88.568

Other comprehensive results	—	—	—	—	(15)	—	(15)
Net income for the trimester	—	—	—	—	—	5.058	5.058
Use of net income for the period:
Recording of reserves	—	—	—	5.058	—	(5.058)	—

BALANCES ON MARCH 31, 2011	20.915	7.602	4.183	61.556	(645)	—	93.611

The explanatory notes are an integral part of the financial statements

MEDIDATA INFORMÁTICA S.A.

Condensed Consolidated Statements of Cash Flows for the three months ended

March 31, 2011 and 2010

(In thousands of reais)

	03.31.11	03.31.10
CASH FLOW OF OPERATING ACTIVITIES
Net income for the period	5.058	5.123
Adjustments net income for the period:
Depreciation and amortization	483	475
Deferred income tax and social contribution	1.715	714
Monetary variation	69	—

Adjusted net income for the period	7.325	6.312

Reduction (increase) to assets:
Receivables from clients	23.100	20.180
Inventories	(2.584)	(3.750)
Taxes and contributions recoverable	1.028	(4.573)
Other current assets	(210)	5.317
Related parties	(2.658)	(735)
Taxes recoverable and other non-current assets	(15)	19
Increase (reduction) of liabilities:
Suppliers	(6.825)	(6.335)
Salaries, social charges and beneficiary parties	(2.358)	(3.340)
Related parties	—	(318)
Taxes payable	(4.941)	(2.582)
Provisions for contingencies	(589)	2.174
Provision for income tax and social contribution	702	1.752
Other current liabilities	1	233

Resources from operating activities	11.976	14.354

CASH FLOW FROM INVESTMENTS
Addition to fixed assets	(4)	—

Resources used for investments	(4)	—

CASH FLOW FROM FINANCING ACTIVITIES
Financing payments	261	(451)
Payment of dividends and interest on equity	(293)	106

Resources used in financing activities	(32)	(345)

INCREASE OF CASH AND CASH EQUIVALENTS	11.940	14.009
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD	20.030	44.817

CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	31.970	58.826

The explanatory notes are an integral part of the financial statements

MEDIDATA INFORMÁTICA S.A.

Management Explanatory Notes to Condensed Consolidated Financial Statements

March 31, 2011

(Amounts expressed in thousands of reais)

1. Operating Context

Medidata Informática S.A., a company located in the city of Rio de Janeiro, was incorporated on October 14, 1976 and its corporate purpose is the trade of electronic data processing equipment and systems, rental of equipment and software, as well as the supply of consulting, technical and maintenance services.

The Company performs in the segment of information technology services and resale of products. Assets, liabilities, revenues and costs were determined on the basis of operations carried out mainly in Brazil.

On March 31, 2011, the Company and its controlled company had a staff of 193 employees (201 on December 31, 2010).

2. Presentation of financial statements

The accompanying unaudited interim condensed consolidated financial statements as of March 31, 2011, and for the three months then ended, have been prepared in accordance with accounting practices adopted in Brazil, pursuant to Corporate law and other provisions included in Law # 11.638/07, as well as accounting standards and procedures issued by the CPC – Brazilian, which comply with the International Financial Reporting Standards (IFRS) issued by IASB - International Accounting Standards Board and on the same basis as the annual audited consolidated financial statements. The unaudited interim condensed consolidated balance sheet as of March 31, 2011, unaudited interim condensed consolidated statements of income for the three months ended March 31, 2011 and 2010, the unaudited interim condensed consolidated statement of changes to net equity for the three months ended March 31, 2011, and the unaudited interim condensed consolidated statement of cash flows for the three months ended March 31, 2011 and 2010 are unaudited, but include all adjustments, consisting only of normal recurring adjustments, which we consider necessary for a fair presentation of the financial position, operating results, and cash flows for the periods presented. The results for the three months ended March 31, 2011 are not necessarily indicative of results to be expected for the year ending December 31, 2011 or any future interim period. The condensed consolidated balance sheet at December 31, 2010 has been derived from audited consolidated financial statements; however, these notes to the condensed consolidated financial statements do not include all of the information and notes required for complete consolidated financial statements.

The accompanying unaudited interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in our Accounting Statements for the year ended December 31, 2010.

The issue of the unaudited interim condensed consolidated financial statements was approved by the Management on April 17, 2011.

2.1 – Unaudited interim condensed consolidated financial statements

The unaudited interim condensed consolidated financial statements include Medidata Informática S.A. financial statements and those of its controlled company XC Comercial e Exportadora Ltda. The unaudited interim condensed consolidated financial statements have been prepared in compliance with the consolidation principles provided for the Brazilian corporate law and in accordance with International Financial Reporting Standards (IFRS) issued by IASB – International Accounting Standards Board.

The unaudited interim condensed consolidated financial statements were prepared in compliance with the consolidation principles provided for the Brazilian corporate law. The process of consolidation of the equity and income (loss) accounts correspond to the addition of the balances of assets, liabilities, revenues and expenses accounts, according to the type of same, deducted from the main exclusions that follow:

•	Shareholdings, reserves and accumulated profits (losses) maintained between the companies, being worthy of pointing out that there are no shareholdings between same;

•	Balances of current accounts and other included in assets and/or liabilities maintained between the companies, whose balance sheets were consolidated; and,

•	Effects on the income (loss) arising from material operations carried out between the companies.

•	All significant intercompany balances and transactions have been eliminated in consolidation.

3. Summary of the main accounting practices

The accounting statements were prepared pursuant to accounting standards adopted in Brazil as summarized below:

a)	Determination of income

The operating income is determined on the accrual basis of accounting.

Sales revenues are recognized when the products (hardware and software) are delivered, together with revenues from services directly binding to the sales, which include mainly installation and customization service fees.

Billed values that include services will be provided later are recorded as advance billing (reducing account of customer accounts receivable), where revenue is recognized on the profit of the Company to the extent that the services will be provided.

Revenues from providing services in maintenance, consulting, training and others are recognized during the periods of validity of their contracts.

b)	Receivables from clients

Receivables from clients represent the amounts receivable from the sale of products and services rendered by the Company. The amounts receivable are recorded at fair value, deducted from loss estimates to cover occasional losses at the realization of same.

The provision for doubtful receivables is made in an amount deemed sufficient to cover occasional losses at the realization of these credits. The amount of the estimate of losses for doubtful receivables is prepared on the basis of past default experience. Our allowance for doubtful receivables at March 31, 2011 and December 31, 2010 amounted to R$2,190.

c)	Inventories

Inventories are stated at average purchasing cost, which does not exceed replacement cost, net of provisions to reflect realizable values, where applicable.

d)	Recognition of sales revenue

Sales revenue is shown net of taxes and discounts levied on the same. Sales taxes are recognized when sales are invoiced, and discounts on sales when known. Product sales revenues are recognized when the value of the sale is measurable in a reliable manner, the Company no longer has control over the goods sold, or any other responsibility associated to the ownership of same, the cost that have been or will be incurred with regards to the transaction can be measured in a reliable way, it is likely that benefits will be received by the Company, and the risks and benefits of the goods were fully transferred to the buyer.

e)	Basic income per share

The calculation of the basic income per share is made by way of dividing the profit or loss for the period by the average weighted number of shares available during the period.

f)	Estimates

The preparation of unaudited interim condensed consolidated financial statements in accordance with accounting practices adopted in Brazil and in accordance with IFRS require that the Company’s management use judgment for determining and recording accounting estimates. Assets and liabilities subject to estimates and assumptions include the measurement of financial instruments, provision for asset losses, risk assessment in contingencies, provisions for income tax and social contribution, in addition to other similar evaluations. The liquidation of transactions involving estimates may result in different amounts from those estimated, due to inaccuracies inherent to the processes used for determining same. The Company reviews estimates and assumptions annually.

g)	Deferred income tax and social contribution

These are represented by the provisions of income tax and social contribution, calculated on the basis of the rates in force, on the balance of temporary differences.

h)	Fixed assets

Fixed assets are shown at acquisition cost deducted from accumulated depreciations. Depreciation is recorded on the basis of the straight method of accounting at the rates mentioned in Note 8, which take into account the economical useful life of the assets.

i)	Contingencies

The Medidata Informática S.A. is a party in judicial and administrative proceedings. Provisions are made for all contingencies associated with judicial suits for which it is likely that resources will be used to settle the contingency/liability and a reasonable estimate can be made. The assessment of likelihood of loss include the assessment of evidence available, hierarchy of laws, former court decisions available, the most recent court decisions, and the relevance of same as far as procedural law is concerned, as well as the assessment of external lawyers. Provisions are reviewed and adjusted to consider changes in circumstances such as the applicable limitation period, conclusions from tax inspections, or additional exposures identified on the basis of new court issues or decisions.

j)	Income tax and social contribution

These are calculated and recorded on the basis of tax rates and criteria in force on the date the financial statements are drawn up. The Company and its controlled company adopted the real profit method of accounting, where income tax is calculated based on the 15% rate plus 10% on the portion of the profit exceeding R$ 240 thousand a year, or R$ 20 thousand a month. Social contribution on net income is calculated on the basis of a 9% rate.

4. Cash and cash equivalents

On March 31, 2011 and December 31, 2010, financial investments are materially represented by investments in Bank Deposit Certificates – CDBs of first line banks, free for redemption and evaluated at market value, as shown below:

	03.31.11	12.31.10
Post-fixed CDB binding to the variation of the CDI	31,337	16,698
Banks current account	633	3,332

Total	31,970	20,030

5. Inventories

	03.31.11	12.31.10
Products for resale	11,088	9,092
Technical paperwork and software	2,160	1,551
Demo products	1,944	1,964
Maintenance parts	5,222	5,191
Other	1,781	1,727
Cost to appropriate	6,889	6,975
Provision for adjustment to realization value	(7,203)	(7,203)

Total	21,881	19,297

6. Related parties

The transactions with related parties were carried out under conditions deemed by the Company’s Management to be compatible with those of the market on the dates of the operations, and are shown below:

	03.31.11	12.31.10
Non-current assets
Contract for the supply of services and equipment (a)
Desca Holding LLC	12,587	10,129
Loan (b)
Amper S.A.	22,903	22,703

	35,490	32,832

(a)	Services and Equipment Supply Contracts

In September 2010, pursuant to decisions made at the Special General Meeting – AGE, shareholders approved the trade of products and services by way of agreements for the supply of equipment and services, signed by the Company with its indirectly controlled company eLandia International Inc., and with the associated company Desca Holding, LLC. Desca will hire and forward the supply orders in the amount of R$ 12.587, equivalent to US$ 6.9 million from the Company, who on the other hand will hire “eLandia” for the acquisition of these equipment and services with the supplier Cisco, for the amount of R$ 10,129, equivalent to US$ 5.9 million, for direct delivery to Desca’s final customers.

In September 2010, the Company remitted R$10,129, equivalent to approximately US$5.9 million, as prepayment to suppliers, to its indirectly controlled company eLandia International Inc., with the purpose of making the supply of equipment and services to Desca Holdings, LLC customer feasible, as described above. The agreement for the supply of equipment and services entered into on September 16, 2010 between the Company and Desca provides that the Company, upon acceptance by Desca, and thus with the conclusion of the supply of equipment and services, has the right to receive payment of R$12,586 in various installments from November 2010 through February 2011.

Some provisions in these agreements determine that in the event of delay in the payment of the services hired, the Company can order the termination of these services and request from the associated company Desca a 2% (two percent) fine, plus 1% (one percent) arrears interest a month or fraction of a month.

The maturity dates of these installments previously anticipated as shown above were all extended, without the application of fines or interest, to March 31, 2011. On February 14, 2011, with the conclusion of the equipment delivery and acceptance by Desca, the Company issued invoices 2011-5001/5002 and 5003, in the amount of R$ 12,586, maintaining the same maturity term agreed, or March 31, 2011.

To this date the Company has not received any amount associated with these agreements.

(b)	Loans

Refer to loans granted by the Company to its indirectly controlled company Amper S.A.:

Date of the Agreement	Interest Rates	Maturity Date	Amount in R$
(a) 05/21/2010	Libor + 3% p.y.	8/30/2011	9,362
(b) 12/23/2010	Libor + 3% p.y.	8/30/2011	13,541

			22,903

(a)	In a meeting of the Board of Directors held on May 21, 2010 the board members voted on the granting of credit in the amount of R$ 9,051, equivalent to US$ 5,000 (five million dollars) to Amper S.A. (Company’s controlled company), which was transferred on May 21, and June 21, 2010, in the amounts of R$ 4,986 and R$ 4,065, respectively, with maturity dates anticipated for December 30, 2010. In a Special General Meeting held on December 21, 2010, shareholders discussed and voted on the renewal of that credit in the amount of R$ 9,278, by way of an amendment to that contract, and the maturity date was agreed to August 30, 2011.
(b)	The Special General Meeting held on December 21, 2010 discussed and voted on the granting of credit in the amount of R$ 13,365, equivalent to € 6.000 (six million euros) to Amper S.A (Company’s controlled company). During that same Extraordinary General Meeting shareholders discussed and approved that, in the event that the settling of the loans does not take place on the date agreed, or August 30, 2011, the Company will proceed with the distribution of dividends, on August 30, 2011, in an amount equivalent to US$ 14,600 (fourteen million and six hundred thousand dollars).

7. Deferred income tax and social contribution

The 25% income tax rate and 9% social contribution together result in a total rate of 34%. The reconciliation between the amount recorded to income and the amount resulting from the levy of that rate on income before these taxes is summarized below:

	03.31.11	12.31.10
Income before taxes and beneficiary parties	5,058	4,438
Rate	34%	34%

	(1,720)	(1,509)
Effects (34%) arising from:
Interest on equity	—	1,216
Other permanent differences	(901)	(432)

Income tax and social contribution in income (loss)	(2,621)	(725)

The company recorded on March 31, 2011 tax credits in the amount of R$14,190 (R$15,824 on December 31, 2010) associated with deferred income tax and social contribution, calculated exclusively on temporary differences associated basically with provisions for tax and labor-related contingencies, obsolescence and sales commissions. The Company’s Management, based on its business plan, understands that the Company will generate taxable income, in the future, sufficient to compensate the existing tax credits.

The Company does not have tax credits on tax losses and social contribution negative bases.

8. Fixed assets

	Facilities, furniture and fixtures	Data processing equipment	Vehicles	Application and software	Other	Total
Depreciation rate	10%	20%	20%	20%	33,33%

Cost:
On December 31, 2010	2,366	12,329	282	2,106	1,069	18,152
Additions	—	2	—	2	—	4
Reductions	—	—	—	—	—	—

On March 31, 2011	2,366	12,331	282	2,108	1,069	18,156

Accumulated depreciation:
On December 31, 2010	(2,236)	(10,948)	(230)	(1,384)	(1,060)	(15,858)
Additions	(27)	(393)	(9)	(54)	—	(483)
Reductions	—	—	—	—	—	—

On March 31, 2011	(2,263)	(11,343)	(239)	(1,438)	(1,060)	(16,341)

Balances:
On December 31, 2010	130	1,381	52	722	9	2,294

On March 31, 2011	103	990	43	670	9	1,815

On March 31, 2011, the account “data processing equipment” include goods acquired by way of financial leasing in the amount of R$ 7,636 (R$ 7,636 on December 31, 2010), accumulated depreciation of which amounts to R$ 7,325 (R$ 7,280 on December 31, 2010).

9. Provision for contingencies

The contingent liabilities arising from litigations or notices by the inspection entities are assessed by the Company’s management based on the individual analysis of these proceedings based on the opinion of the company’s lawyers and legal consultants. Those considered as probable losses are provisioned in the financial statements, and those considered as possible loss, provided that they are material, are disclosed in the explanatory notes. Based on information received from the Company’s legal consultants and on the analysis of pending judicial demands, management provisioned an amount deemed sufficient to cover estimated losses with the ongoing sites. Contingent liabilities amounted to R$24,499 and R$25,088 at March 31, 2011 and December 31, 2010, respectively. At March 31, 2011, there were binding judicial deposits in the amount of R$733 for tax-related proceedings and R$ 7 for labor-related proceedings. At December 31, 2010, there were binding judicial deposits in the amount of R$733 for tax-related proceedings and R$7 for labor-related proceedings.

10. Net equity

a)	Capital

On March 31, 2011 and December 31, 2010, capital is represented by 2,571,040 nominative common shares, with no par value, fully paid up.

On March 31, 2011, eLandia International Inc. concluded the acquisition of 67.61% of the total capital of Medidata Informática S/A. Hemisfério Sul Participações Ltda. is fully controlled by Hemisfério Norte Brasil S.A., headquartered in Madrid, Spain, who on the other hand is controlled by eLandia International Inc. and by the Spanish group AMPER. The acquisition will allow for eLandia International Inc. to carry on with the strategy of expanding its technological solutions and services in Latin-America, with a focus on Finances and Telecommunications of large companies and Government sectors.

b)	Legal Reserve

Legal reserve was constituted at the rate of 5% of net income determined in each year until reaching the limit of 20% of capital, as provided for in corporate legislation.

c)	Dividends and interest on equity

Pursuant to the Company’s Bylaws, shareholders are entitled to the minimum mandatory dividend of 25% of net income for the year, which is calculated in compliance with the provisions of Corporate Law, proposed and provisioned as interest on equity at the closing of the period, since it represents a Company obligation to its shareholders.

d)	Equity evaluation adjustment

Represented by non-realized gains from operations used for cash flow hedging (the valuation and/or devaluation of the actual hedge portion is recorded as counterpart of a specific net equity account until the maturity date of the corresponding operation), according to note 12.

11. Financial Instruments

Classification and valuation of financial instruments

The Company and its controlled company maintain operations with non-derivative financial instruments. The management of these instruments is performed by way of operating strategies and internal controls with a view at guaranteeing liquidity, profitability and safety.

Non-derivative financial instruments include financial investments, accounts receivable and other receivables, cash, cash equivalents, loans and financing, as well as accounts payable and other debts. The classification depends on the purpose to which the financial instruments were acquired. The management sets out the classification of the Company’s financial instruments at the initial recognition and measured same as follows:

Financial instruments at fair value by way of income (loss):

Financial instruments are assigned at fair value by way of income (loss), if the Company manages these investments and makes decisions regarding purchase and sale on the basis of the fair value of same, according to the investment and risk management strategy adopted by the Company.

Financial instruments at fair value by way of income (loss) are measured by the fair value, and fluctuations of same are recognized in income (loss). The Company’s financial investments are classified under that category.

Loans and receivables:

These are non-derivative financial assets with fixed or determinable payments not quoted in an active market, except for: (a) those that the entity intends to sell immediately or in the short term, which should be classified as assets maintained for negotiation, and those that the entity at the initial recognition classifies as measured at fair value by way of income (loss); (b) those that the entity classifies at the initial recognition as available for sale; or (c) those, holder of which may not materially recover the initial investment, for a reason other than credit deterioration, which will be classified as available for sale. The Company’s receivables from clients are classified under that category.

The other financial instruments are recognized at the book value of same, close to market value. However, since these instruments do not have an active market, there may be material variations if the Company and its controlled company need that realization of same be performed early.

12. Financial risk management

The Company’s financial performance and that of its controlled company relies on the management’s ability to efficiently understand and control the risks same are exposed to in the normal course of its businesses. These risks comprise mainly liquidation and credit risks.

Liquidation risk – is the risk that the Company might not have the resources required to liquidate its obligations on the maturity date of same. The management controls this risk aligning the commitments as much as possible with the resources available and/or receivables in periods similar to maturity dates.

Since the Company’s operations as well as those of its controlled company include basically the import of equipment for resale to clients in Brazil, there is a need to carry out hedge operations, in such a way as to avoid and/or minimize the Company’s exchange exposure.

The Company and its controlled company maintain the practice of buying future dollars for the purpose of hedging its position sold in dollars due to the import of equipment inherent to its activity.

On March 31, 2011, these operations had maturity dates concentrated in June 2011, being the latest one due in June 30, 2011.

The accounting recognition of these operations is always carried out at the end of each month, due to the non-conformity between the future dollar purpose of the contract, and the market dollar, according to the official rate of that currency, pursuant to the rate (PTAX) disclosed by the Brazilian Central Bank.

The accounting records show that there are open positions of suppliers abroad in the amount of US$ 2,8 MM, and there are also orders for equipment already sold and still not recorded, due to the fact that the Company has not yet received the corresponding invoices, in the approximate amount of US$ 6,4 MM, amounting to an exchange risk of US$ 9,2 MM, a position that is fully hedged by the aforementioned future dollar purchase operations.

Since these operations are carried out to finance imports, these future dollar purchases are made almost one by one, with estimated maturity dates, with an aim at matching the dates for paying the suppliers. In view of the procedures adopted, on March 31, the Company was not exposed to any material losses or gains based on the exchange exposure of same on that date

Derivatives

The Company and its controlled company do not have any financial investments in derivatives for the purpose of speculation, or any other risk assets in first trimester 2011 and in 2010.

13. Subsequent events

a)	Corporate change

It is under negotiation without a final date for being concluded, the eLandia International Inc. operation for acquiring the 79.7% shareholding of Medidata Informática S/A in Hemisfério Norte do Brasil Ltda., a company located in Spain, being that the latter holds 100% of the voting capital of Hemisfério Sul Participações Ltda., a major shareholder with 88.96% of Medidata Informática S/A. shares. Once concluded, that acquisition will make Amper S/A, the holding and controlling party of the Amper Group, located in Spain, the holder of 85.0% of eLandia International Inc. shares.

b)	Loans between related parties

The Company’s Special General Meeting held on April 08, 2011, discussed and voted on the granting of a credit in the amount of R$ 9,564, equivalent to US$ 6,000 (six million dollars) to eLandia International Inc., transferred on April 14, 2011, which will be restated by the London Interbank Offered Rate (LIBOR), plus 3% interest a year, with maturity date anticipated to December 31, 2011.

The Company’s Special General Meeting held on June 16, 2011, discussed and voted on the granting of a credit in the amount of R$ 4,017, equivalent to US$ 2,500 (two and a half million dollars) to eLandia International Inc., transferred on June 17, 2011, which will be restated by the London Interbank Offered Rate (LIBOR), plus 3% interest a year, with maturity date anticipated to December 31, 2011.

c)	Loans from government agency

On March 10, 2011 Medidata Informática S.A. granted a loan by the Financier of Studies and Projects - FINEP, in order to develop new products in the areas of data communications and IP telephony data center, totaling R$ 11,083, R$ 3,564 paid after the signing of this contract, R$ 3,662 -180 days after the release of the first tranche, US$ 3,857 -180 days after the release of second installment of R$l,231 and hereby irrevocably and irreversibly, to participate in the costs project design, and restated by the interest Rate Term - TJLP plus interest of 4% per year, due again to the first installment to November 15, 2012 and the others in the same day of the subsequent months, until July 15, 2019.

******

ELANDIA INTERNATIONAL INC.

INTRODUCTION TO PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The following unaudited pro forma consolidated combined financial statements give effect to the Contribution Agreement entered into on July 29, 2010 between eLandia and Amper, as modified. Pursuant to the Contribution Agreement, Amper will acquire 150,745,913 shares of newly issued common stock of eLandia in exchange for Amper’s contribution of approximately 90% of the outstanding capital stock Hemisferio Norte Brasil, S.L. (“Hemisferio”). Hemisferio has one wholly-owned direct subsidiary, Hemisferio Sul Participaçoes Ltda. (“Hemisferio Sul”), and two indirect subsidiaries, Medidata and XC Comercial e Exportadora Ltda. (“XC”). Hemisferio Sul owns 88.96% of Medidata, and Medidata owns 100% of XC. Hemisferio, Hemisferio Sul, Medidata and XC are collectively referred to in the Contribution Agreement as the “Contributed Entities.” The shares of our common stock to be issued to Amper under the Contribution Agreement represent approximately 85% of our issued and outstanding shares of common stock following the closing of the transactions under the Contribution Agreement.

On March 31, 2011, we and Amper executed and delivered certain closing documents into escrow pending the receipt of certain legal opinions from Brazilian and Spanish counsel to Amper as well as the delivery of a stock certificate representing 150,745,913 shares of our common stock issued in the name of Amper and stock certificates representing the 5,223,517 capital shares of Hemisferio transferred to the name of the Company, which transfer required registration with certain Spanish and Brazilian authorities. Under the escrow arrangement, upon receipt of these pending items by the escrow agent, the escrowed materials will be released and the Contribution Agreement transaction was closed. The closing of the transactions contemplated by the Contribution Agreement was subject to various conditions, all of which were satisfied, waived or deferred pursuant to the escrow arrangement prior to the closing, including: (i) obtaining the consent of the U.S. Federal Communications Commission, (ii) receipt of a fairness opinion from our investment bank, (iii) receipt of waivers executed by our chief executive officer and chief financial officer with respect to any severance obligations of the Company which may be triggered by the closing of the Contribution Agreement transactions, and (iv) receipt of a consent of the receiver for Stanford to the transactions contemplated by the Contribution Agreement.

During the escrow period, we did not have any ownership rights, including the authority or power to vote, with respect to the 5,223,517 shares of Hemisferio, and Amper did not have any ownership rights, including the authority or power to vote, with respect to the 150,745,913 shares of our common stock.

On May 31, 2011, pursuant to the Contribution Agreement, Amper acquired 150,745,913 shares of our newly issued common stock, representing approximately 85% of our issued and outstanding shares of common stock after giving effect to the Contribution Agreement transaction. In exchange for the issuance to Amper of such shares of our common stock, Amper has contributed to the Company approximately 90% of the outstanding capital stock of Hemisferio. Accordingly, as of May 31, 2011, the Contribution Agreement is complete and we have acquired all ownership rights, including the authority and power to vote, with respect to the 5,223,517 shares of Hemisferio, and Amper has acquired all ownership rights, including the authority and power to vote, with respect to the 150,745,913 shares of our common stock.

As a result of the acquisition of our shares by Amper, Amper will become the controlling stockholder of eLandia. Accordingly, the acquired assets and assumed liabilities of Medidata will be recorded at their historical basis. The unaudited pro forma information is presented for illustration purposes only in accordance with the assumptions set forth below and in the notes to the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated balance sheet combines the balance sheets of eLandia and Medidata and gives pro forma effect to the acquisition as if such transaction was consummated on March 31, 2011. The unaudited pro forma condensed consolidated statements of operations as of March 31, 2011 and December 31, 2010 consolidates the statement of operations of eLandia and Medidata for each of those periods and give pro forma effect to the acquisition as if it were consummated on January 1, 2010.

The unaudited pro forma condensed consolidated balance sheet and statements of operations should be read in conjunction with the separate historical financial statements of eLandia and Medidata and related notes thereto, appearing elsewhere herein. These unaudited pro forma condensed consolidated financial statements may not be indicative of what would have occurred if the acquisition had actually occurred on the indicated dates and they should not be relied upon as an indication of future results of operations.

Amendments to Executive Employment Agreements

In connection with the closing of the Contribution Agreement transaction, effective as of May 31, 2011, we entered into an Amended and Restated Executive Employment Agreement with Pete Pizarro, our former chief executive officer (the “Pizarro Employment Agreement”) which superseded and replaced Mr. Pizarro’s prior employment agreement. The Pizarro Employment Agreement has an initial term of four years. As in his previous employment agreement, Mr. Pizarro will receive a base salary of $375,000 and may also receive an annual performance bonus of up to 100% of his base salary in accordance with criteria to be set by our Board of Directors in a written plan. As further inducement for Amper to enter into the Contribution Agreement, Mr. Pizarro agreed to waive certain rights including the vesting of 4,200,000 previously issued and partially vested stock options, and agreed to the cancellation thereof, as well as his right to terminate his prior employment agreement for “Good Reason” as a result of a change of control triggered by the Amper transaction and the severance payments to which Mr. Pizarro would be entitled to as a result thereof. Mr. Pizarro was reissued options to purchase up to 4,200,000 shares of our common stock (the same amount as was cancelled by the Company), at an exercise price of $0.45 per share and subject to a new vesting schedule. The options will vest as follows (i) 25% of the options will vest on the three year anniversary of the grant date, and (ii) 75% will vest equally, on a quarterly basis, over a 12-month period commencing on the three year anniversary of the grant date, if and only if Mr. Pizarro remains continuously employed by the Company from the date of the Pizarro Employment Agreement until each respective vesting date.

In exchange for and as consideration for the waiver of certain rights described above, on May 31, 2011 Mr. Pizarro received the following: (a) 1,120,000 shares of Company common stock; and (b) $240,000 in cash which amount will be used in part to satisfy the income tax obligations related to such consideration.

In connection with the closing of the Contribution Agreement transaction, effective as of May 31, 2011, we entered into an Amendment of Executive Employment Agreement with Harley L. Rollins, our chief financial officer (the “Rollins Employment Agreement”). Pursuant to such amendment, the term of the Rollins Employment Agreement has been extended for a three-year term. As previously disclosed, under the terms of the Rollins Employment Agreement, as amended, Mr. Rollins will receive an annual base salary of $250,000 and he may also receive an annual performance bonus of up to 50% of his base salary, based upon a written bonus plan to be approved by our Board of Directors. As further inducement for Amper to enter into the Contribution Agreement, Mr. Rollins agreed to waive certain rights including the vesting of 1,000,000 previously issued and partially vested stock options, and agreed to the cancellation thereof, as well as his right to terminate the Rollins Employment Agreement for “Good Reason” as a result of a change of control triggered by the Amper transaction and the severance payments to which Mr. Rollins would be entitled to as a result thereof. Mr. Rollins was reissued options to purchase up to 1,000,000 shares of our common stock (the same amount as was cancelled by the Company), at an exercise price of $0.45 per share and subject to a new vesting schedule. The options will vest as follows: (i) 25% of the options will vest on the three year anniversary of the grant date, and (ii) 75% will vest equally, on a quarterly basis, over a twelve-month period commencing on the three year anniversary of the grant date, if and only if Mr. Rollins remains continuously employed by the Company from the date of the amendment until each respective vesting date.

In exchange for and as consideration for the waiver of certain rights described above, on May 31, 2011 Mr. Rollins received the following: (a) 392,000 shares of Company common stock; and (b) $84,000 in cash which amount will be used in part to satisfy the income tax obligations related to such consideration.

As previously disclosed, Mr. Pizarro resigned as our Chief Executive Officer effective August 1, 2011; however, Mr. Pizarro continues his role as Chairman of the Board. As of August 1, 2011, Mr. Rollins, our Chief Financial Officer, is serving as the Company’s Chief Executive Officer and President.

Registration Rights Agreement

We entered into a Registration Rights Agreement, effective as of May 31, 2011, with Amper pursuant to which we have agreed to register the shares of our common stock issued to Amper pursuant to the Contribution

Agreement. Under the Registration Rights Agreement, Amper may demand that we from time to time during the term of the Registration Rights Agreement register the shares of our common stock held by Amper. The Registration Rights Agreement terminates upon the earlier of: (i) the date on which no registrable shares remain outstanding or a registration statement with respect to the resale of all registrable shares has been declared effective, or (ii) the date on which all registrable shares may be sold, transferred or disposed of in accordance with Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Amper is entitled to three demand registrations during each 12-month period during the term of the Registration Rights Agreement. Amper is also entitled to piggyback registration rights in the event of certain public offerings by the Company of our securities.

ELANDIA INTERNATIONAL INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

March 31, 2011

(Unaudited)

			Pro Forma Adjustments
	eLandia	Medidata	eLandia		Medidata		Elimination		Pro Forma
	International Inc.	Informatica, S.A.	International Inc.		Informatica, S.A.		Entries		Combined
	(a)	(b)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,970,583	$19,455,940	$(324,000	)f	$—		$—		$31,102,523
Restricted cash	2,628,893	—	—		—		—		2,628,893
Accounts receivable, net	57,415,280	22,129,382	—		—		—		79,544,662
Inventories, net	8,268,530	9,123,661	—		—		—		17,392,191
Prepaid expenses and other current assets	9,274,397	648,734	—		—		—		9,923,131
Deposits with suppliers and subcontractors	9,847,161	4,192,429	—		—		—		14,039,590
VAT receivable, net	2,644,533	1,882,911	—		—		—		4,527,444

Total current assets	102,049,377	57,433,057	(324,000)		—		—		159,158,434
Property, plant and equipment, net	44,492,675	1,104,552	—		—		—		45,597,227
Intangibles, net	1,734,721	—	—		—		—		1,734,721
Goodwill	11,085,660	—	—		—		—		11,085,660
VAT receivable, net of current portion	—	1,168,452	—		—		—		1,168,452
Other assets	4,223,226	31,212,877	45,408,718	c	(45,408,718	)d	(12,811,321	)g/h	22,624,782

TOTAL ASSETS	$163,585,659	$90,918,939	$45,084,718		$(45,408,718)		$(12,811,321)		$241,369,277

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$38,512,262	$12,067,308	$—		$—		$—		$50,579,570
Accrued expenses	23,941,359	2,287,610	750,000	e	—		(2,291,925	)g/h	24,687,044
Lines of credit	7,782,015	—	—		—		—		7,782,015
Long-term debt - current portion	19,723,676	—	—		—		(5,000,000	)g	14,723,676
Capital lease obligations - current portion	1,347,732	112,585	—		—		—		1,460,317
Customer deposits	13,892,101	—	—		—		(5,519,396	)h	8,372,705
Deferred revenue	7,667,333	—	—		—		—		7,667,333
Liabilities from discontinued operations	1,083,091	—	—		—		—		1,083,091
Other current liabilities	5,530,596	4,186,952	—		—		—		9,717,548

Total current liabilities	119,480,165	18,654,455	750,000		—		(12,811,321)		126,073,299
Long-term debt, net of current portion	29,296,399	—	—		—		—		29,296,399
Capital lease obligations, net of current portion	1,322,598	386,441	—		—		—		1,709,039
Deferred Revenue, Net of Current Portion	1,349,235	—	—		—		—		1,349,235
Other long-term liabilities	2,493,627	14,909,323	—		—		—		17,402,950

TOTAL LIABILITIES	153,942,024	33,950,219	750,000		—		(12,811,321)		175,830,922

STOCKHOLDERS’ EQUITY
Series A convertible preferred stock, $0.00001 par value	—	—	—		—		—		—
Series B convertible preferred stock, $0.00001 par value	—	—	—		—		—		—
Common stock, $0.00001 par value	250	12,728,213	1,507	c	(12,728,213	)d	—		1,773
			15	f
Additional paid-in capital	189,072,472	7,171,981	45,407,211	c	(7,171,981	)d	—		234,782,068
			—
			302,385	f
Accumulated deficit	(192,838,755)	37,068,525	—		(37,068,525	)d	—		(194,215,155)
			(750,000	)e
			(626,400	)f
Accumulated other comprehensive income	(2,568,713)	—	—		—		—		(2,568,713)

TOTAL MAJORITY STOCKHOLDERS’ EQUITY	(6,334,746)	56,968,720	44,334,718		(56,968,720)		—		37,999,972
Noncontrolling interests	15,978,381	—	—		11,560,001	d	—		27,538,382

TOTAL STOCKHOLDERS’ EQUITY	9,643,635	56,968,720	44,334,718		(45,408,718)		—		65,538,355

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$163,585,659	$90,918,939	$45,084,718		$(45,408,718)		$(12,811,321)		$241,369,277

ELANDIA INTERNATIONAL INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(a)	Derived from the unaudited interim condensed consolidated balance sheet of eLandia International Inc. as of March 31, 2011.

(b)	Derived from the unaudited interim condensed consolidated balance sheet of Medidata Informatica, S.A. as of March 31, 2011. The unaudited interim condensed consolidated balance sheet was translated from Brazilian Reales to U.S. Dollars at an exchange rate of 1.64 to 1.00.

(c)	Reflects the issuance of 150,745,913 shares of the Company’s common stock to Amper in connection with the acquisition of Medidata. The acquisition of Medidata is accounted for such that the consideration paid has been recorded at the historical basis of the net assets acquired. The allocation of the purchase price is summarized as follows:

Consideration Paid:
Value of Common Stock (150,745,913 shares)	$45,408,718

Allocated To:
Cash and cash equivalents	19,455,940
Accounts receivable	22,129,382
Other current assets	15,847,736
Long-term assets	33,485,881
Accounts payable	(12,067,308)
Other current liabilities	(6,587,147)
Long-term liabilities	(15,295,764)
Noncontrolling interest	(11,560,001)

Net assets acquired	$45,408,718

(d)	Reflects the Company’s acquisition of Medidata. The acquisition is being accounted for such that the assets acquired and the liabilities assumed as of March 31, 2011 will be recorded at their historical basis.

(e)	Reflects the direct, incremental costs of the acquisition to be incurred.

(f)	Reflects the recording of compensation expense incurred in connection with the issuance of 1,512,000 shares of common stock to management in connection with the acquisition.

(g)	Reflects the elimination of the $5,486,640 Exclusivity Advance, inclusive of accrued interest, pursuant to the May 2010 Strategic Alliance agreement between eLandia and Amper.

(h)	Reflects the elimination of the $7,324,681 customer advance from Medidata, inclusive of accrued interest, to eLandia pursuant to the September 2010 Strategic Alliance agreement between eLandia and Medidata.

ELANDIA INTERNATIONAL INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2011

(Unaudited)

			Pro Forma Adjustments
	eLandia	Medidata	eLandia		Medidata	Elimination		Pro Forma
	International Inc.	Informatica, S.A.	International Inc.		Informatica, S.A.	Entries		Combined
	(a)	(b)
REVENUE	$37,641,934	$28,567,135	$—		$—	$—		$66,209,069
COSTS AND EXPENSES
Cost of revenue	26,311,302	21,583,123	—		—	—		47,894,425
Sales, markteing and customer support	4,178,429	24,642	—		—	—		4,203,071
General and administrative	6,769,374	3,656,690	—		—	—		10,426,064
Negative Goodwill	(2,907,114)	—	—		—	—		(2,907,114)
Transaction related expenses	213,053	—	(213,053	)c	—	—
Depreciation and amortization	1,495,629	290,299	—		—	—		1,785,928
Amortization - intangible assets	69,989	—	—		—	—		69,989

Total operating expenses	36,130,662	25,554,754	(213,053)		—	—		61,472,363

INCOME FROM CONTINUING OPERATIONS	1,511,272	3,012,381	213,053		—	—		4,736,706
OTHER (EXPENSE) INCOME
Interest expense, net	(1,435,550)	—	—		—	147,945	d	(1,287,605)
Other expense	(107,177)	1,602,957	—		—	(147,945	)d	1,347,835
Foreign exchange loss	(2,246,343)	—	—		—	—		(2,246,343)

TOTAL OTHER (EXPENSE) INCOME	(3,789,070)	1,602,957	—		—	—		(2,186,113)

(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE	(2,277,798)	4,615,338	213,053		—	—		2,550,593
Income tax expense	(239,234)	(1,575,310)	—		—	—		(1,814,544)

(LOSS) INCOME FROM CONTINUING OPERATIONS, NET OF INCOME TAX EXPENSE	(2,517,032)	3,040,029	213,053		—	—		736,050
Less: Income attributable to noncontrolling interests	(627,952)	—	—		—	—		(627,952)

NET (LOSS) INCOME ATTRIBUTABLE TO MAJORITY STOCKHOLDER	$(3,144,984)	$3,040,029	$213,053		$—	$—		$108,098

Net loss per common share attributable to majority stockholder	$(0.12)							$0.00

Weighted average number of shares outstanding
Basic and diluted	25,266,678		152,257,913	e				177,524,591

ELANDIA INTERNATIONAL INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2011

(a)	Derived from the unaudited interim condensed consolidated statement of operations of eLandia International Inc. for the three months ended March 31, 2011.

(b)	Derived from the unaudited interim condensed consolidated statement of operations of Medidata Informatica, S.A. for the three months ended March 31, 2011. The unaudited interim condensed consolidated statement of operations was translated from Brazilian Reales to U.S. Dollars at an average exchange rate of 1.66 to 1.00.

(c)	Reflects the direct, incremental costs of the acquisition incurred as of March 31, 2011.

(d)	Reflects the elimination of intercompany interest expense/income between eLandia and Medidata.

(e)	The pro forma adjustment to the number of common shares outstanding is a direct result of:

a.	Issuance of 150,745,913 shares to Amper in connection with the acquisition of Medidata.

b.	Issuance of 1,512,000 shares to management in connection with the acquisition.

The common shares issued have been reflected in both the basic and diluted earnings per share.

ELANDIA INTERNATIONAL INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2010

(Unaudited)

			Pro Forma Adjustments
	eLandia	Medidata	eLandia		Medidata	Elimination		Pro Forma
	International Inc.	Informatica, S.A.	International Inc.		Informatica, S.A.	Entries		Combined
	(a)	(b)
REVENUE	$150,921,716	$101,000,855	$—		$—	$—		$251,922,571
COSTS AND EXPENSES
Cost of revenue	105,482,294	78,619,903	—		—	—		184,102,197
Sales, marketing and customer support	20,560,004	322,213	—		—	—		20,882,217
General and administrative	28,838,322	19,317,365	—		—	—		48,155,687
Transaction related expenses	1,033,621	—	(1,033,621	)c	—	—		—
Depreciation and amortization	6,402,308	1,345,309	—		—	—		7,747,617
Amortization - intangible assets	335,820	—	—		—	—		335,820

Total operating expenses	162,652,369	99,604,790	(1,033,621)		—	—		261,223,538

LOSS (INCOME) FROM CONTINUING OPERATIONS	(11,730,653)	1,396,065	1,033,621		—	—		(9,300,967)
OTHER (EXPENSE) INCOME
Interest expense, net	(7,506,819)	—	—		—	2,143,980	d	(5,362,839)
Other expense	(1,726,226)	1,548,332	—		—	(2,143,980	)d	(2,321,874)
Gain on extinguishment of debt	2,037,500	—	—		—	—		2,037,500
Foreign exchange loss	(1,518,700)	—	—		—	—		(1,518,700)

TOTAL OTHER (EXPENSE) INCOME	(8,714,245)	1,548,332	—		—	—		(7,165,913)

(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE	(20,444,898)	2,944,397	1,033,621		—	—		(16,466,880)
Income tax expense	(1,533,690)	(709,438)	—		—	—		(2,243,128)

(LOSS) INCOME FROM CONTINUING OPERATIONS, NET OF INCOME TAX EXPENSE	(21,978,588)	2,234,959	1,033,621		—	—		(18,710,008)
Less: Loss attributable to noncontrolling interests	191,384	—			—	—		191,384

CONTINUING NET (LOSS) INCOME ATTRIBUTABLE TO MAJORITY STOCKHOLDER	$(21,787,204)	$2,234,959	$1,033,621		$—	$—		$(18,518,624)

Net loss per common share attributable to majority stockholder	$(0.80)							$(0.10)

Weighted average number of shares outstanding
Basic and diluted	27,140,098		152,257,913	e				179,398,011

ELANDIA INTERNATIONAL INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2010

(a)	Derived from the audited consolidated statement of operations of eLandia International Inc. for the year ended December 31, 2010.

(b)	Derived from the audited consolidated statement of operations of Medidata Informatica, S.A. for the year ended December 31, 2010. The audited consolidated statement of operations was translated from Brazilian Reales to U.S. Dollars at an average exchange rate of 1.75 to 1.00.

(c)	Reflects the direct, incremental costs of the acquisition incurred as of December 31, 2010.

(d)	Reflects the elimination of intercompany interest expense/income between eLandia and Medidata.

(e)	The pro forma adjustment to the number of common shares outstanding is a direct result of:

a.	Issuance of 150,745,913 shares to Amper in connection with the acquisition of Medidata.

b.	Issuance of 1,512,000 shares to management in connection with the acquisition.

The common shares issued have been reflected in both the basic and diluted earnings per share.